As filed with the Securities and Exchange Commission on December 12, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation or organization)	98-0554932 (I.R.S. Employer Identification Number)
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(352) 20 60 20 55
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Altisource Solutions, Inc.
2300 Lakeview Parkway, Suite 756,
Alpharetta, GA, 30009
(770) 612-7007
(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:
Max Kirchner R. William Burns Paul Hastings LLP 100 Bishopsgate London EC2N 4AG United Kingdom +44 20 3023 5100	Margaretha Wilkenhuysen NautaDutilh Avocats Luxembourg S.à r.l. 2 Rue Jean Bertholet L-1233 Luxembourg Grand Duchy of Luxembourg +352 26 12 29 1

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
This registration statement contains two prospectuses:
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a base prospectus which covers the offering, issuance and sale by us of up to $100,000,000 in the aggregate of our common stock and/or warrants to purchase our common stock, consisting of some or all of these securities; and

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a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $25,000,000 of our common stock that may be issued and sold in an at-the-market offering under a sales agreement, dated December 12, 2022, or the Sales Agreement, with Guggenheim Securities, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.
The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The $25,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement with Guggenheim Securities, LLC, any portion of the $25,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $25,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 12, 2022
PROSPECTUS
Altisource Portfolio Solutions S.A.
$100,000,000
Common Stock
Warrants

We may offer and sell, from time to time in one or more offerings, up to $100,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings, either individually or in combination with other securities. We may also offer common stock upon the exercise of warrants.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus, the applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.
Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “ASPS.” On December 9, 2022, the last reported sale price of our common stock was $13.57 per share. Our stock price is subject to fluctuation. There has been no change recently in our financial condition or results of operations that is consistent with a recent change in our stock price.
The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell shares of our common stock and/or warrants to purchase any of such securities consisting of any combination of such securities, either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section entitled “Incorporation of Documents by Reference,” before buying any of the securities being offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information contained in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any free writing prospectuses, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
When we refer to “Altisource,” “we,” “our,” “us” and the “Company” in this prospectus we mean Altisource Portfolio Solutions S.A., and its subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

INDUSTRY AND MARKET DATA
Unless otherwise indicated, we have based the information concerning our industry contained in this prospectus and incorporated by reference herein on our general knowledge of and expectations concerning the industry, which involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section of this prospectus and in the other information contained or incorporated by reference in this prospectus. These and other factors could cause the information concerning our industry to differ materially from those expressed in this prospectus and incorporated by reference herein.

SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our common stock and/or warrants and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase shares of our common stock or warrants, you should read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, the terms “Altisource,” the “Company,” “we,” “us,” or “our” refer to Altisource Portfolio Solutions S.A., a Luxembourg société anonyme, or public limited liability company, together with its subsidiaries.
Altisource Portfolio Solutions S.A.
We are an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve.
We are focused on becoming the premier provider of mortgage and real estate marketplaces and related technology enabled solutions to a broad and diversified customer base of residential real estate and loan investors, servicers, and originators. The real estate and mortgage marketplaces represent very large markets, and we believe our scale and suite of offerings provide us with competitive advantages that could support our growth. As we navigate the COVID-19 pandemic and its impacts on our business, we continue to evaluate our strategy and core businesses and seek to position our businesses to provide long term value to our customers and shareholders.
Each of our business segments provides Altisource the potential to grow and diversify our customer and revenue base. We believe these business segments address very large markets and directly leverage our core competencies and distinct competitive advantages.
Servicer and Real Estate:   Through our offerings that support residential real estate and loan investors and servicers, we provide a suite of solutions and technologies intended to meet their growing and evolving needs. We are focused on growing referrals from our existing customer base and attracting new customers to our offerings. We have a customer base that includes government-sponsored enterprises (“GSEs”), asset managers, and several large bank and non-bank servicers including Ocwen Financial Corporation (“Ocwen”) and Rithm Capital Corp. (“Rithm”) We believe we are one of only a few providers with a broad suite of servicer solutions, nationwide coverage and scalability. Further, we believe we are well positioned to gain market share from existing and new customers as they consolidate to larger, full-service providers or outsource services that have historically been performed in-house.
Origination:   Through our offerings that support mortgage loan originators (or other similar mortgage market participants), we provide a suite of solutions and technologies to meet the evolving and growing needs of lenders, mortgage purchasers and securitizers. We are focused on growing business from our existing customer base, attracting new customers to our offerings and developing new offerings. We have a customer base that includes the Lenders One cooperative members, which includes independent mortgage bankers, credit unions, and banks, as well as bank and non-bank loan originators. We believe our suite of services, technologies and unique access to the members of the Lenders One mortgage cooperative position us to grow our relationships with our existing customer base by growing membership of Lenders One, increasing member adoption of existing solutions and developing and cross-selling new offerings. Further, we believe we are well positioned to gain market share from existing and new customers as customers and prospects look to Lenders One to help them improve their profitability and better compete.
Corporate and Others: Includes Pointillist, Inc. (“Pointillist”) (sold on December 1, 2021), interest expense and costs related to corporate functions including executive, infrastructure and certain technology groups, finance, law, compliance, human resources, vendor management, facilities, risk management and eliminations between reportable segments. We developed the Pointillist business through our consumer analytics capabilities. On December 1, 2021, the shareholders of Pointillist sold all of the equity interests in Pointillist to Genesys Cloud Services, Inc. for $150.0 million.
For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and our Current Report on Form 8-K filed on December 12, 2022. For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”
See the section entitled “Risk Factors” in this prospectus for a discussion of some of the risks relating to the execution of our business strategy.
Corporate Information
The statutory seat of Altisource Portfolio Solutions S.A. is in Luxembourg. Our office address and our principal executive office is located at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg and our telephone number is +(352) 20 60 20 55.
We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information with the SEC. These filings are available to the public on the SEC’s website at www.sec.gov.
Our principal Internet address is www.altisource.com and we encourage investors to use it as a way to easily find information about us. We promptly make the reports we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), select press releases and other related information available on this website. The contents of our website are available for informational purposes only and are not incorporated by reference into, nor are they in any way part of, this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may choose to take advantage of certain of the scaled disclosure requirements available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

RISK FACTORS
Risk Factor Summary
Below is a summary of the principal factors that make an investment in our securities speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below and should be carefully considered, together with all of the other information appearing in or incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus before making investment decisions regarding the offered securities.
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Our business continuity and disaster recovery plans and other adjustments to business may not be sufficient to anticipate impacts of, or address or adequately recover from, business interruptions or a pandemic.

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We may be subject to legal claims from customers, employees, vendors and other third parties as a result of the response to COVID-19.

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We earn a significant portion of our revenue in connection with providing services to two customers.

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Changes that reduce or limit the use of online default real estate auctions or otherwise reduce the volume or rate of success of such auctions can negatively impact us.

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If our agreement with Rithm is terminated, expires, is breached, or suffers a significant reduction in volume we could be adversely affected.

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Technology disruptions, failures, defects or inadequacies, delays or difficulties in implementing software or hardware changes, acts of vandalism or the introduction of harmful code could negatively impact us.

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We depend on our ability to use services, products, data and infrastructure provided by third parties to maintain and grow our businesses.

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The Company’s databases contain our proprietary information, the proprietary information of third parties and personal information of our customers, consumers, vendors and employees.

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The insurance underwriting loss limitation methods we use could fail.

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Under certain material agreements to which we are currently a party or into which we may enter in the future, the formation by shareholders of Altisource of a “group” with ownership of Altisource capital stock exceeding a defined percentage may give rise to a termination event or an event of default.

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The majority of our employees and contractors work from locations other than in our facilities, which could negatively impact our control environment or productivity and create additional risks.

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We rely on vendors for many aspects of our business. If our vendor oversight activities are ineffective, we may fail to meet customer or regulatory requirements.

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We make extensive use of contractors in certain of our lines of business.

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There can be no guarantee that we will be able to continue to implement appropriate measures to manage potential conflicts of interest.

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Our success depends on the relevant industry experience and relationships of certain members of our Board of Directors, executive officers and other key personnel.

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We may face difficulties to attract, motivate and retain skilled employees.

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The presence of our operations in multiple countries subjects us to risks endemic to those countries.

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We may be unable to realize sales represented by our awarded business or sales pipeline.

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We may fail to adapt our services to changes in technology or in the marketplace related to mortgage servicing or originations, changing requirements of governmental authorities, GSEs and customers.

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Acquisitions to accelerate growth initiatives involve potential risks.

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Changes in economic and market conditions that reduce residential real estate sales or values or mortgage originations could negatively impact demand for our services.

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A reduction in residential mortgage delinquencies, defaults or foreclosures in the United States can negatively affect demand for certain of our services.

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Developments that impact residential foreclosures or the supply or sale of REO could negatively impact us.

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We may never pay dividends on our common stock so any returns would be limited to the appreciation of our stock.

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We may take advantage of specified reduced disclosure requirements applicable to a “smaller reporting company.”

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The market price and trading volume of our stock may be volatile.

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If we are unable to generate sufficient cash flow or access the capital markets or our borrowing capacity is reduced, our liquidity and competitive position may be negatively affected.

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Our primary source of liquidity is cash flows from operations and unrestricted cash.

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Our failure to comply with the covenants or terms contained in our senior secured term loan agreements or our credit facility, including as a result of events beyond our control, could result in an event of default.

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We may be unable to repay the balance of our senior secured term loan upon maturity.

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Our failure to maintain the net debt less marketable securities to EBITDA ratio contained in our senior secured term loan agreements could result in required payments to the lenders of a percentage of our excess cash flows.

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We have a significant net operating loss recognized by one of our Luxembourg subsidiaries.

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Cash, cash equivalents and escrow funds we hold at financial institutions could be lost and not recoverable.

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The rights of shareholders under Luxembourg law may differ in certain respects from the rights afforded to shareholders of companies organized under laws in other jurisdictions.

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Luxembourg tax law could have a negative impact on us.

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Our business and the business of our customers are subject to extensive scrutiny and legal requirements.

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Failure to comply with US sanctions, including blocking certain activities in Sanctioned Countries, could expose the company to penalties and other adverse consequences.

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We are subject to licensing and regulation as a provider of certain services.

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A violation by our customers of applicable legal requirements in the selection or use of our services could generate legal liability for us.

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Certain of our customers are subject to governmental oversight, regulations, orders, judgments or settlements which may impose certain obligations and limitations on their use of our services.

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The tax regulations, and the interpretation thereof, in the countries, states and local jurisdictions in which we operate periodically change and our operations and intercompany arrangements are subject to the tax laws of various jurisdictions.

Risk Factors
Investing in any securities offered pursuant to this prospectus, the applicable prospectus supplement and any related free writing prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, under “Risk Factors” in the applicable prospectus supplement, any related free writing prospectus and in our most recent Annual Report on Form 10-K, or in any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus, before deciding whether to purchase any of the securities being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Related to the COVID-19 Pandemic
We face certain risks related to the COVID-19 pandemic and the measures taken to prevent its spread. The COVID-19 pandemic continues to have a profound impact on our business, our customers, the industries in which we operate, and the societies and economies in which we conduct our business and operations. In response to the COVID-19 pandemic, beginning in March 2020, various governmental entities and servicers implemented unprecedented foreclosure and eviction moratoriums, forbearance programs and loss mitigation measures to help mitigate the impact to borrowers and renters. As a result of these measures and other related actions, industry wide foreclosure initiations were 89% lower for the six months ended June 30, 2021 compared to the same pre-COVID-19 period in 2019. The federal government’s foreclosure moratorium expired on July 1, 2021 and the Consumer Financial Protection Bureau’s (“CFPB’s”) temporary loss mitigation measures expired on December 31, 2021. As a result, industrywide foreclosure initiations were 451% higher for the six months ended June 30, 2022 compared to the same period in 2021, although still 42% lower than the same pre-COVID-19 period in 2019. Despite the expiration of such governmental measures, we believe servicers are proceeding slowly with foreclosure initiations for borrowers in default. Industrywide foreclosure initiations were 385% higher for the nine months ended September 2022 compared to the same period in 2021, although still 45% lower than the same pre-COVID-19 period in 2019. Industrywide foreclosure sales were 45% higher for the nine months ended September 2022 compared to the same period in 2021, although still 69% lower than the same pre-COVID-19 period in 2019. The decline in foreclosure initiations and foreclosure sales throughout the pandemic, partially offset by the restart of the default market, significantly decreased default related referrals to us and continues to negatively impact virtually all of our default related services revenue. At the same time, beginning in March 2020 the Federal Reserve lowered the target for the federal funds rate to 0% to 0.25% and bought billions of dollars of mortgage backed securities on the secondary market to reduce interest rates. As a result of the lower interest rate environment, mortgage originations were 25% higher for the nine months ended September 30, 2021 compared to the same period in 2020 (according to the Mortgage Bankers Association) driving higher demand for origination related services. In November of 2021, the Federal Reserve began reducing the volume of mortgage backed securities it was purchasing and ended its monthly purchases in March 2022. Additionally, the Federal Reserve increased the target for the federal funds rate several times in 2022, most recently to 3.75% to 4.00% in November 2022. As a result of the higher interest rate environment, mortgage originations were 46% lower for the nine months ended September 30, 2022 compared to the same period in 2021 (according to the Mortgage Bankers Association).
We anticipate that we will continue to experience significant impacts of the COVID-19 pandemic through at least the middle of the 2024 calendar year. Based on the expirations of the Federal government’s foreclosure and eviction moratoriums and the CFPB’s rules on temporary loss mitigation measures, we believe the demand for our Default business will grow. We estimate that in today’s environment it typically takes on average two years to convert foreclosure initiations to foreclosure sales and six months to market and sell the real estate owned (“REO”). Due to this timing, we anticipate that our later stage foreclosure auction and REO asset management services will not fully benefit from the early 2022 higher foreclosure initiations until late 2023 or early 2024. The extent and duration of the impact of the COVID-19 pandemic and governmental, mortgage servicer, mortgage investor and societal responses will depend on future developments, including the duration, cycles and severity of the pandemic, which remain highly uncertain. We cannot predict the duration of the pandemic and future governmental and industry measures. As a result, it is difficult to predict the impact on our business. Further, as a result of interruptions caused by the pandemic and responses to the pandemic by our customers, various governmental bodies and mortgage investors:
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We may not be able to maintain a stable workforce or operate our workforce and facilities in an efficient or productive manner as we respond to changes caused by the COVID-19 pandemic, restrictions on services or work that may be performed, restrictions on workforce reductions, facility closures or remote work arrangements, or mandates from governments or public health authorities, particularly with respect to our services that require travel or an on-site presence.

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The demand for our services and our vendors’ ability to provide services in a timely and cost-effective fashion may be negatively impacted, which could result in a reduction in our revenue, a delay in the planned growth of our revenue and/or an increase in our costs; we may not be able to increase our fees to cover the additional costs. For example, foreclosure and REO referrals may be impacted by new foreclosure and eviction moratoriums, growing homeowner equity or loss mitigation measures (including timing and approach to initiate and process foreclosure actions). In addition, certain of our offerings may be precluded by government orders limiting the performance of non-essential services or become difficult to fulfill due to our field vendors’ reluctance to perform services, especially services that are not clearly specified by authorities as essential or those that present the potential for human contact.

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We may need to seek alternate vendors or suppliers as existing vendors and suppliers may be unable to timely and cost effectively provide services or products. Vendors may be unable to hire or retain personnel or acquire the supplies necessary to provide us with services or products. If we are not able to contract with alternate vendors or suppliers our operations could be negatively impacted. There may be an insufficient number of vendors or suppliers available to meet demand, which may result in an increase in the cost or unavailability of services or products required for operations; we may not be able to increase our fees to cover the additional costs. The foregoing may disrupt our operations, negatively impact our ability to provide services, increase our costs, cause us to breach contractual obligations or forgo business opportunities, or otherwise negatively impact our financial performance. In addition, our customers or consumers may be unwilling to interact with our employees or vendors, or visit properties related to our services, which may impact our ability to provide such services.

Volatile or uncertain economic conditions caused by the COVID-19 pandemic, or its consequences, have and may continue to affect our customers and the markets we serve, causing customers to reduce, defer or eliminate spending on our services.
The inadequacy, disruption or failure of our business continuity or disaster recovery plans and procedures in response to significant business or system disruption could adversely affect our business.
Our business continuity and disaster recovery plans and other adjustments to business may not be sufficient to anticipate impacts of, or address or adequately recover from, business interruptions or a pandemic of COVID-19’s scale and magnitude, or may not be implemented on a timely or error free basis in response to business interruptions or a pandemic, resulting in negative operational impacts and errors.
We may be subject to legal claims from customers, employees, vendors and other third parties as a result of the response to COVID-19, including contractual breach claims and personal injury claims.
Interruptions caused by the pandemic and our customers’ and various governmental bodies’ responses to the pandemic could adversely impact our ability to comply with various legal and contractual obligations, including service level agreements and performance standards in our revenue agreements, order volume or other requirements in our vendor agreements, restoration obligations in our leases, and obligations to perform or use services in pre-approved locations, whether as a result of an inability to staff personnel for certain services in appropriate locations or as a result of compliance with various imposed regulations. Some of our agreements may not contain force majeure clauses or similar provisions that would sufficiently excuse any non-performance due to the pandemic. Accordingly, counterparties to these contracts may assert that we have breached these contracts and caused damages. Even if our agreements contain force majeure clauses or similar provisions, parties to the agreements may dispute that such provisions are applicable to excuse our failures to perform. In such cases, we could face additional costs, penalties, fee reductions, an exercise of termination rights, legal claims and liabilities.
Further, we could face legal claims from employees, contractors, vendors, borrowers or other individuals who claim to have been exposed to and contracted the COVID-19 virus as a result of our failure to comply with legal or hygiene requirements related to COVID-19 in the provision of our services. We could face exposure to fines, regulatory or legal actions if we fail to timely or effectively implement or comply with sanitary, health, employment or other measures mandated by applicable governmental or health authorities, but we could also face exposure to fines or regulatory or legal actions from employees, vendors, governmental authorities or others related to our efforts to comply with such measures.
If we face claims under contracts or claims from employees, contractors, vendors, borrowers, authorities or others our insurance coverage may not be applicable to, or sufficient to cover, all claims, costs, and damages we incur, which would result in us bearing these costs.
The COVID-19 pandemic and its ramifications could further aggravate, accelerate, or precipitate any of the risk factors discussed below.
Risks Related to Our Business and Operations
We earn a significant portion of our revenue in connection with providing services to two customers.
A significant portion of our revenue is earned from providing services to Ocwen and Rithm. If either party substantially reduces the scope or volume of services acquired from us, or otherwise ceases using us as a vendor, it would negatively impact our business. For example, we could experience a reduction in scope or volume of business as a direct or indirect result of the existence or outcome of regulatory matters impacting one or more of these clients, a change in the servicing relationship between these clients or a change in the contractual relationship between Altisource and Ocwen or Rithm. In addition, providing services to these customers affords us the opportunity to provide certain services to third parties and the loss of these customers would also result in the loss of these additional revenue streams. For example, we may have the opportunity to earn commissions or fees from, or we may be able to provide on-line auction services, title insurance and escrow services, or other services to, buyers on certain real estate transactions, and the loss of these customers would also prevent us from offering these additional services related to the underlying transaction. Customer concentration also exposes us to concentrated credit risk, as a significant portion of our accounts receivable may be from one or both of these customers.
If the characteristics of the portfolios of properties on which we provide services for either of these customers were to significantly change, for example to become less delinquent, more rural or lower value, this could impact the type and volume of services that we provide, increase our costs of doing business, or reduce the value of commissions or fees we earn.
Our business concentration or relationships with these two customers may be viewed as a risk or otherwise negatively by other customers or potential customers, impeding our efforts to retain customers or obtain new customers.
Changes that reduce or limit the use of online default real estate auctions or otherwise reduce the volume or rate of success of such auctions can negatively impact our auction marketplace, real estate brokerage and related default services.
Governmental, GSE, servicer or investor actions or action by others that restrict online real estate auctions (foreclosure and REO), reduce the permissible fees or direct the use of auction providers other than us, could negatively impact demand for our auction marketplace, real estate brokerage and related services, and negatively impact our ability to meet certain contractual performance metrics, including those related to aging of assets, time on market and sale price compared to valuation. If we fail to satisfy applicable performance metrics or perform in a manner satisfactory to our customers, such customers may reduce the services they acquire from us or otherwise terminate us as a provider.

We entered into a brokerage agreement with Rithm’s licensed brokerage subsidiary. If the agreement is terminated, expires, is breached or if there is a significant reduction in the volume of services that we provide pursuant to such agreement, our business and results of operations could be adversely affected.
On August 28, 2017, Altisource, through its licensed subsidiaries, entered into the Brokerage Agreement with Rithm which extends through August 2025 (“Brokerage Agreement”). Under this agreement and related amendments, Altisource is the exclusive provider (with certain exceptions) of brokerage services for REO associated with the certain mortgage servicing rights (“MSRs”) through August 2025, irrespective of the subservicer, as long as Rithm owns such MSRs. The Brokerage Agreement may be terminated by Rithm upon the occurrence of certain specified events. Termination events include, but are not limited to, a breach of the terms of the Brokerage Agreement (including, without limitation, the failure to meet performance standards and non-compliance with law in a material respect), the failure to maintain licenses which failure materially prevents performance of the contract, regulatory allegations of non-compliance resulting in an adversarial proceeding against Rithm, voluntary or involuntary bankruptcy, appointment of a receiver, disclosure in a Form 10-K or Form 10-Q that there is significant uncertainty about Altisource’s ability to continue as a going concern, failure to maintain a specified level of cash and an unapproved change of control. Rithm could decide to not renew or extend the term of the Brokerage Agreement upon its termination in August 2025, in which case Rithm may elect to use a brokerage service provider other than the Altisource subsidiaries for some or all of its REO. If any one of these termination events occurs and the Brokerage Agreement is terminated or if the Brokerage Agreement is not renewed or extended Altisource’s business and results of operations could be adversely affected.
In addition, Rithm operational changes, breach of the Brokerage Agreement or other actions that reduce the number of properties converting to REO status could: (i) reduce the volume of services that we provide on the applicable MSRs pursuant to our agreements with Ocwen, and (ii) reduce the volume of services that we provide pursuant to the Brokerage Agreement.
Technology disruptions, failures, defects or inadequacies, delays or difficulties in implementing software or hardware changes, acts of vandalism or the introduction of harmful code could damage our business operations and increase our costs.
We rely on critical technology to provide certain of our services. We rely on our proprietary technology in our Hubzu real estate marketing, Equator®, Equator.com, Trelix™ Connect, Vendorly®, RentRange®, REALSynergy®, Lenders One Loan Automation and other platforms. Certain of our proprietary technology includes licensed open source and third-party code or may be created or maintained by using low-code or other coding techniques that contain inherent risks. We also leverage third-party technology to provide certain of our services, including using third-party order management and billing technology, and using third-party technology to access data or take actions, such as governmental filings, and externally hosted and managed data centers and operating environments. Disruptions, failures, defects or inadequacies in our technology or third-party technology or related services we utilize, delays or errors in developing or maintaining our technology, or acts of vandalism, misuse or malicious use of our solutions, system attacks or the introduction of malicious code in technology we utilize, or the use of outdated or unsupported open source or third-party code may interrupt or delay our ability to provide products or services to our customers, impact our ability to satisfy performance requirements, or cause the loss, corruption or disclosure of data. We may be a particular target for network hackers or others with malicious intent due to our storage and processing of consumer information as part of providing our services or as a result of operating public-facing technology platforms, including, for example, our Hubzu marketing platform. Any sustained and repeated disruptions in these services may have an adverse impact on our and our customers’ business and results of operations and, in the case of acts of vandalism or introduction of harmful code, could necessitate improvements to our physical and cybersecurity practices that may require an investment of money, time and resources.
Many of our services and processes require effective interoperation with internal and external technology platforms and services, and failures in such interoperation could have a negative impact on our operations and the operations of our customers.
Further, our customers may require changes and improvements to the systems we provide to them to manage the volume and complexity, laws or regulations of their businesses, or to interoperate with other systems, which changes and improvements may be unfeasible, unsuccessful, costly or time-consuming to implement or may create disruptions in our provision of services to customers. Our customers may refuse to agree to modifications to technology or infrastructure that we provide to them or that interoperate with the technology or infrastructure we provide to them that we may believe are desirable to improve the reliability, performance, efficiency or cost in delivering. Additionally, the improper implementation or use of Altisource technology, such as Equator, by customers could adversely impact the operation of that technology, and potentially cause harm to our reputation, loss of customers, negative publicity or exposure to liability claims or government investigations or actions.
We depend on our ability to use services, products, data and infrastructure provided by third parties to maintain and grow our businesses.
We rely on certain third parties to provide services, products and solutions including certain data, infrastructure, technology, systems and functionality including a third-party hosted and managed data center and operating environment (collectively, “Inputs”) critical to our services, including our Hubzu real estate marketing, Field Services, Equator, Trelix Connect, Vendorly, RentRange and other solutions. The failure of such third parties to provide or make available the Inputs in accordance with applicable requirements could negatively impact our ability to provide our services or perform transactions and to meet our obligations. In addition, these third parties could cease providing or reduce the availability, type, details or other aspects of the Inputs, and change the pricing, performance or functionality of the Inputs. If such Inputs become unavailable or too expensive and we are unable to obtain suitable alternatives and efficiently and effectively integrate these alternatives into our service offerings or infrastructure, we could experience service disruptions, increased costs and reduced quality of our services.
The Company’s databases contain our proprietary information, the proprietary information of third parties and personal information of our customers, consumers, vendors and employees. Our failure to comply with applicable information management requirements or best practices or the legal rights of individuals about whom we collect or process personal information, or an unauthorized disclosure of information, could subject us to adverse publicity, investigations, fines, costly government enforcement actions or private litigation and expenses.
As part of our business we collect, store, process, transfer and dispose in tangible and electronic forms customer, consumer, vendor and employee personal information (“PI”). We and our vendors rely on processes that are intended to provide necessary notices regarding the collection, storage, processing and destruction of PI, and to permit subjects to exercise their legal rights concerning their PI in our possession. If those processes are not sufficient or experience an error or other disruption, we or our vendors may fail to comply with applicable requirements concerning PI. In addition, we rely on the security of our facilities, networks, databases, systems and processes and, in certain circumstances, third parties, such as vendors, to protect PI. If our controls and those of our customers or vendors are not effective, are outdated or do not exist, or if we fail to detect or respond to attacks or intrusions, unauthorized parties may gain access to our networks or databases or information, or those of our customers or vendors with which we interconnect or share information, and they may be able to steal, publish, delete, or modify PI. In addition, employees may intentionally or inadvertently cause data or security breaches that result in unauthorized release of such PI. Further, our efforts to delete or destroy PI may not be consistent with our disclosed policies or may not be successful, resulting in the theft or unintentional disclosure of PI, including when disposing of media on which PI may be stored. In such circumstances, our business could be harmed and we could be liable to our customers, employees or vendors, or to regulators, consumers or other parties, as well as be subject to notification requirements or regulatory or other actions for breaching applicable laws or failing to adequately protect such information. This could result in costly investigations and litigation, civil or criminal penalties, large scale remediation requirements, operational changes or other response measures, significant penalties, fines, settlements, costs, consent orders, loss of consumer confidence in our security measures and negative publicity.
The insurance underwriting loss limitation methods we use could fail.
Altisource, through its subsidiary Association of Certified Mortgage Originators Risk Retention Group, Inc., provides certified loan insurance to its customers. Altisource reduces a portion of its risk of insurance loss through third-party reinsurance. The incidence and severity of claims against insurance policies are inherently unpredictable. Although we attempt to manage our exposure to insurance underwriting risk through the use of disciplined underwriting controls and the purchase of third-party reinsurance, we maintain first loss exposure and the frequency and severity of claims could be greater than contemplated in our pricing and risk management methods and our controls and mitigation efforts may not be effective or sufficient.
We also face counterparty risk when purchasing reinsurance from third-party reinsurers. The insolvency or unwillingness of any of our present or future reinsurers to contract with us or make timely payments to us under the terms of our reinsurance agreements could have an adverse effect on us. Further, there is no certainty that we will be able to purchase the amount or type of reinsurance we desire in the future or that the reinsurance we desire will be available on terms we consider acceptable or with reinsurers with whom we want to do business.
Under certain material agreements to which we are currently a party or into which we may enter in the future, the formation by shareholders of Altisource of a “group” with ownership of Altisource capital stock exceeding a defined percentage may give rise to a termination event or an event of default.
Under certain of our material agreements a change of control would be deemed to occur if, among other things, a “group” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is formed by shareholders holding beneficial ownership of a defined percentage of the combined voting power or economic interest of our capital stock. The Brokerage Agreement with Rithm’s licensed brokerage subsidiary contains a similar provision, and we may enter into material agreements in the future that contain similar provisions. The formation of a “group” could occur without the involvement of or input by us, and we are not in a position to prevent such an event from occurring. Such a change of control could constitute a termination event or an event of default under these agreements.
Risks Related to Human Capital
The majority of our employees and contractors work from locations other than in our facilities, which could negatively impact our control environment or productivity and create additional risks for our business, including increasing our risk for cybersecurity breaches or failures.
A significant portion of our workforce works from locations other than our facilities (“Remote Work Environment”). We may incur significant costs associated with the Remote Work Environment and we may not be able to increase our fees to cover the additional costs. Employing a Remote Work Environment could decrease workforce productivity, including due to a lower level of oversight, supervision or monitoring, increased distractions, impediments to real-time communication or other challenges to effective collaboration, use of slower residential internet connections, the instability, inadequacy or unavailability of our network, unstable electrical services or unreliable internet access. We also may face increased data privacy and security risks resulting from the use of non-Altisource networks to access information and to provide services. Additional risks to our systems and data as well as customer, vendor and borrower data are increased phishing activities targeting our workforce, vendors and counterparties in transactions and the possibility of attacks on our systems or systems of our remote workforce. A Remote Work Environment could also negatively impact certain controls, such as our financial reporting systems, internal control over financial reporting and disclosure controls and procedures, and controls designed to detect or prevent misconduct. If any reduction in productivity or data privacy or cybersecurity failures or breaches or issues with our controls occurs, we may incur additional costs to address such issues and our financial condition and results may be adversely impacted.
In addition, our Remote Work Environment may result in difficulties creating and maintaining accurate records of where our employees are working from. Such uncertainty in employee location may subject us to risks related to certain state taxes or maintaining certain state licenses.
We rely on vendors for many aspects of our business. If our vendor oversight activities are ineffective, we may fail to meet customer or regulatory requirements. We may face difficulties sourcing required vendors or managing our relationships with vendors.
We rely on vendors to provide goods and services in relation to many aspects of our operations, including field services providers and certain providers of web-based services or software as services. Our dependence on these vendors makes our operations vulnerable to the unavailability of such vendors, the pricing and quality of services and products offered by such vendors, solvency of those vendors and such vendors’ failure to perform adequately under our agreements with them. In addition, where a vendor provides services or products that we are required to provide under a contract with a customer, we are generally responsible for such performance and could be held accountable by the customer for any failure of performance by our vendors or related defects. If our vendor sourcing efforts are not effective or if we are otherwise not able to secure an appropriate supply and quality of vendors, services or supplies, or if vendors are prohibited or prevented from performing the services or providing the products for which we contract, including as the result of restrictions imposed by state or local governments or health departments, we may be unable to provide services or compliant services. If our vendor oversight activities are ineffective or if a vendor fails to provide the services or products that we require or expect, or fails to meet contractual requirements, such as service levels or compliance with applicable laws, the failure could negatively impact our business by adversely affecting our ability to serve our customers or subjecting us to litigation and regulatory risk for ineffective vendor oversight. Furthermore, the failure to obtain services or products at anticipated pricing could impact our cost structure and the prices of our services and we may not be able to increase our fees to cover the additional costs. In addition, Altisource may be contractually required by its customers or by applicable regulations to oversee its vendors and document procedures performed to demonstrate that oversight. If we fail to meet such customer or regulatory requirements, or we face difficulties managing our relationships with vendors, we may lose customers or may no longer be granted referrals for certain services or could be subject to adverse regulatory action.
We make extensive use of contractors in certain of our lines of business. If we are required to reclassify contractors as employees, we may incur fines and penalties and additional costs and taxes.
A significant number of contractors provide services in our operations for whom we do not pay or withhold any federal, state or local employment tax or provide employee benefits. These contractors may be retained by us or retained by vendors providing services to us. There are a number of tests used in determining whether an individual is an employee or a contractor. There can be no assurance that we are in compliance, or that legislative, judicial or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change, or at least challenge, the classification of our contractors. The United States Internal Revenue Service or other United States federal or state authorities or similar authorities of a foreign government may determine that we or our vendors have misclassified our contractors for employment tax or other purposes and, as a result, seek additional taxes from us, require us to pay certain compensation or benefits to wrongly classified employees, or attempt to impose fines or penalties. In addition, contractors or contractors or employees of our vendors may assert claims that they are our employees and seek to recover compensation, benefits, damages and penalties from us. If we are required to pay employer taxes, pay backup withholding compensation, benefits, damages or penalties with respect to prior periods with respect to or on behalf of our contractors or contractors or employees of our vendors, our operating costs will increase.
We could have conflicts of interest with Ocwen, Rithm, Deer Park Road Management Company L.P., or affiliates of the foregoing, and/or certain of our shareholders, members of management, employees and members of our Board of Directors, which may be resolved in a manner adverse to us.
We have significant business relationships with and provide services to Ocwen and to Rithm, a revolving line of credit with a fund managed by Deer Park Road Management Company L.P (“Deer Park”), business relationships with certain companies, in which William C. Erbey has invested, and Deer Park owns Altisource debt as a lender pursuant to our senior secured term loan agreements. Deer Park and William C. Erbey have disclosed that they own equity interest in Altisource representing approximately 24% and 38%, respectively, of Altisource’s outstanding common stock as of September 30, 2022. As of November 18, 2022, Deer Park owned approximately 18% of Altisource’s senior secured term loan debt. Certain members of our management and independent members of our Board of Directors (or entities affiliated with such Board of Directors members) have direct or beneficial equity interests in Ocwen or in Rithm, including in one instance, equity interests in Ocwen (estimated to be slightly less than 9%) and Altisource (approximately 24%) as well as debt of both of these parties, equity interests in Rithm (less than 1%) and a management position at and equity interest in Deer Park. Such interests and relationships could create, or appear to create, potential conflicts of interest with respect to matters potentially or actually involving or affecting us and Ocwen, Rithm, Deer Park, William C. Erbey or their affiliates. There can be no assurance that we will implement measures that will enable us to manage such potential conflicts. There can be no assurance that any current or future measures that may be implemented to manage potential conflicts will be effective or that we will be able to manage or resolve all potential conflicts with Ocwen, Rithm, Deer Park, William C. Erbey or their affiliates and, even if we do, that the resolution will be no less favorable to us than if we were dealing with another third party that has none of the connections we have with Ocwen, Rithm, William C. Erbey or Deer Park. There can be no guarantee that we will be able to continue to implement appropriate measures to manage these potential conflicts of interest.
Our success depends on the relevant industry experience and relationships of certain members of our Board of Directors, executive officers and other key personnel.
Our success is dependent on the efforts and abilities of members of our Board of Directors, our executive officers and other key employees, many of whom have significant experience in the real estate and mortgage, financial services and technology industries or play a substantial role in our relationship with certain customers. In particular, we are dependent on the services of members of our Board of Directors and key executives at our corporate headquarters and personnel at each of our lines of business and support groups. In addition, certain members of our Board of Directors, executive officers or other key employees have relationships with certain customers or vendors that facilitate our business and operations. The loss of the services of any of these members of our Board of Directors, executives or key personnel could have an adverse effect on our business and results of operations or relationships with certain customers or vendors.
To maintain our substance and leadership as a Luxembourg company, we seek to convene one or more Board of Directors meetings in Luxembourg each year and our executive management is largely based in Luxembourg. The travel required by our directors to Luxembourg, and potential future restrictions on and requirements for such travel, may serve as an impediment to attract and retain directors and director candidates. Our Luxembourg location can also make it difficult to attract and retain executive officers and other senior leadership and to achieve diversity in such roles.
We may face difficulties to attract, motivate and retain skilled employees.
Our business is labor intensive and places significant importance on our ability to recruit, engage, train and retain skilled employees. Additionally, demand for qualified professionals with experience in certain businesses or technologies may exceed available supply. Our ability to recruit and train employees is critical to achieving our growth objective. Further, some of our business operations require recruiting and retaining employees with certain professional licenses, particularly in the United States. An increase in demand for professionals licensed to work in our originations, real estate brokerage and auction, and default business, and significant turnover in those areas, may negatively impact our ability to attract and retain such professionals. We face inflationary wage pressures which may continue for an extended period. We may continue to encounter significant challenges in attracting and retaining employees as needed to satisfy demand or growth expectations for our services, or to be able to limit compensation related costs to make operations economically viable. We may not be able to attract and retain skilled employees. We may face an increase in wages or other costs of attracting, training or retaining skilled employees. In addition, attrition of current employees may negatively impact our ability to provide services of a quality or volume that satisfy applicable contractual obligations or that support our planned growth or expansion of services.
The presence of our operations in multiple countries subjects us to risks endemic to those countries.
We have employees and operations outside of the United States in countries such as Luxembourg, India and Uruguay. The occurrence of natural disasters, epidemics or other health emergencies, or political or economic instability impacting these countries, could interfere with work performed by these labor sources or could result in us having to replace or reduce these labor sources.
Furthermore, the practice of utilizing labor based in foreign countries has come under increased scrutiny in the United States. Governmental authorities could seek to impose financial costs or restrictions on foreign companies providing services to customers in the United States. Governmental authorities may attempt to prohibit or otherwise discourage our United States-based customers from sourcing services from foreign companies and, as a result, some of our customers may require us to use labor based in the

United States or cease doing business with Altisource. In addition, some of our customers may require us to use labor based in the United States for other reasons. To the extent that we are required to use labor based in the United States, we may not be able to pass on the increased costs of higher-priced United States-based labor to our customers.
Risks Related to our Growth Strategy
We may be unable to realize sales represented by our awarded business or sales pipeline.
We have significantly expanded the scope of services that we provide to our existing customer base and expanded our customer portfolio with the addition of new customers. As part of our business and financial planning, we make assumptions about the quantity and timing of services that each of these customers will order from us. In many instances, however, our customers may not be obligated to acquire our services or may only be obligated to acquire our services to the extent the customer can make use of such services. Our volume of sales may not materialize to the extent our customers elect to use providers of services other than us, or if economic or industry conditions exist such that our customers do not require the assumed quantity of services or reduce the fees paid for the services. For example, economic conditions and restrictions instituted by governmental authorities, GSEs, servicers or investors may negatively impact the quantity or timing of customer demand for our services despite the existence of an agreement. Our customers may use more than one provider for given services resulting in such customers varying over time the quantity or mix of services acquired from us versus other providers. Even in cases where our customer contracts require minimum purchases by a customer, we may be unable or we may determine that it is inadvisable for us to seek to enforce or collect upon the contractual minimums.
We may fail to adapt our services to changes in technology or in the marketplace related to mortgage servicing or originations, changing requirements of governmental authorities, GSEs and customers. Customers may seek to reduce reliance upon the number of service providers.
The markets for our services are characterized by constant technological and other changes, our customers’ and competitors’ frequent introduction of new services, and evolving industry standards and government regulations. We are currently in the process of, and from time to time will be, developing and introducing new services and technologies and improvements to existing services and technologies. Our future success will be significantly affected by our ability to complete our current efforts and in the future enhance, our services and technologies, and to develop and introduce new services that address the increasingly sophisticated needs of our customers and their customers, as well as our ability to reduce costs by relying on cloud architecture and other infrastructure advancements. These efforts may include implementing new real estate auction and marketing capabilities, as well as technological and other modifications to increase efficiency and flexibility in supplying our default-related and originations services. These initiatives carry the risks associated with any new service development effort, including cost overruns, delays in delivery and performance effectiveness. There can be no assurance that we will continue with our current efforts and be successful in developing, enhancing, marketing, selling and implementing new and improved services. In addition, we may experience difficulties that could delay or prevent the successful development, enhancement, introduction and marketing of these services. Our services and their enhancements may also not adequately meet the demands of the marketplace or governmental authorities and achieve market acceptance.
Customers of our default-related services and origination services may seek to reduce the number of service providers employed through vendor consolidation, insourcing (providing the services itself) or by other means. Such changes could reduce the demand for our services or control over the prices we are able to charge for our services.
Acquisitions to accelerate growth initiatives involve potential risks.
Historically, our strategy has included the acquisition of complementary businesses from time to time. In the future, we may consider acquisitions of or merger with other businesses that we believe could complement our business, offer us greater access in our current markets or offer us greater access and expertise in other asset types and markets that are related to ours but we do not currently serve. Our ability to pursue additional acquisitions in the future is dependent on our access to sufficient capital (equity and/or debt) to fund the acquisition and subsequent integration. Because of the obligations to maintain a minimum cash threshold in the Cooperative Brokerage Agreement and restrictions in our senior secured term loan agreement, we may not be able to secure adequate capital as needed on terms that are acceptable to us, or at all.
When we acquire new businesses, we may face a number of integration risks, including a loss of focus on our daily operations, the need for additional management, constraints on operating resources, constraints on financial resources from integration and system conversion costs and the inability to maintain key pre-acquisition relationships with customers, suppliers and employees. We may have particular integration risks as we are a Luxembourg-domiciled company, resulting in numerous changes that may need to be made immediately or promptly following closing of such an acquisition. In addition, any acquisition may result in the incurrence of additional amortization expense of related intangible assets, which could reduce our profitability. Failure to properly and timely integrate any acquired business may result in our inability to realize the expected value from the acquisition, which can lead us to generate less revenue and/or earnings than anticipated, and/or sell or otherwise dispose of the acquired business at a loss.
Risks Related to our Industry
Changes in economic and market conditions that reduce residential real estate sales or values or mortgage originations could negatively impact demand for our services.
Economic or market fluctuations such as a decrease in sales of residential properties or an increase in sales transaction timelines could reduce the demand for certain of our services related to marketing and real estate sale transactions, including services ancillary to such transactions, such as closing services and title insurance services. Typically, the volume of residential property sales decline and transaction timelines increase as residential mortgage interest rates increase, financing options and availability for borrowers decline or consumer confidence falls. A reduction in the volume of real estate transactions or the sales price of real estate could negatively impact our residential real estate brokerage and auction businesses which have commission fees that are generally set as a percentage based on the property sale price. Demand for services from other businesses, such as mortgage origination, valuation, title and closing, may also decline as a result of a reduction in real estate transaction volumes including from increasing residential mortgage interest rates. Home price appreciation typically increases equity in the borrowers’ homes providing borrowers with more options to avoid foreclosure and, therefore, reducing foreclosure auction and REO referrals and ancillary services such as closing and title insurance services.
Economic or market fluctuations that reduce the volume or value of residential mortgage originations or re-financings could decrease the demand for our mortgage origination and mortgage insurance related services, including those provided to members of the Lenders One mortgage cooperative. An increase in residential mortgage interest rates or a decline in financing available for borrowers as a result of an inflationary environment or government action responding to the same could result in a decrease in such demand. Increasing housing prices could also reduce the number of sale transactions resulting in a decrease in new mortgage originations.
A reduction in residential mortgage delinquencies, defaults or foreclosures in the United States can negatively affect demand for certain of our services.
We provide certain services to residential mortgage servicers and subservicers, as well as government sponsored entities, federal agencies and others, to protect, preserve, manage and potentially dispose of properties securing residential mortgage loans, when such loans become delinquent, default, undergo foreclosure or become a REO asset. Rates of residential mortgage delinquencies, defaults and foreclosures can be negatively impacted by numerous factors, including strengthening economic conditions, increasing housing equity from rising home values, decreasing residential mortgage interest rates, a reduction in the number of residential mortgages outstanding or a reduction in home ownership levels or governmental or servicer action. National servicing standards, federal and state government scrutiny and regulation, requirements specifying loan loss mitigation, modification and foreclosure procedures, rules instituted by governmental authorities, GSEs, servicers or investors preventing actions related to loan delinquencies and foreclosures, including moratoriums on foreclosures and mortgage payment forbearance plans may also reduce the number of mortgage loans entering the foreclosure process or suspend pending foreclosure and eviction actions. Such conditions could negatively impact demand for our default services. Reductions in the rates of residential mortgage delinquencies, defaults, foreclosures and REO would likely reduce demand for our services related to non-judicial foreclosures, inspecting, maintaining, valuing, marketing and selling such assets.
If faced with an extended period of decline in demand for and revenue from certain of our services as a result of economic conditions or due to government, GSE, servicer or investor restrictions related to loan delinquencies and foreclosures, including moratoriums on foreclosures and mortgage payment forbearance plans, we may be unable to sufficiently adjust our cost structure, in our operations that provide such impacted services or at the corporate level, to avoid negative impacts to net revenue or profits. We also may be unable to maintain our ability to offer such services in the future. The expiration dates of certain requirements that impact demand for our services may be indefinite or extended in the future making it difficult to predict when such requirements may end. In response to such conditions, we may be required to modify or suspend such operations which could negatively impact our ability to timely respond to an increase in demand for such services or to provide such services in the future, or which could cause us to incur significant expense to restart or scale such services in response to an increase in demand.
Developments that impact residential foreclosures or the supply or sale of REO could negatively affect demand for certain of our default-related services and negatively impact our ability to meet certain contractual performance metrics.
Reduction in residential foreclosures or the supply or sales of REO in the United States could reduce the demand for and volume of certain of our services, including foreclosure trustee, foreclosure auction, REO asset management, REO property inspection and preservation, real estate brokerage, real estate auction and marketing services, as well as sales of REO, especially in cases where more desirable properties are sold at foreclosure auctions and do not convert to REO. For example, we anticipate that the continuing impact of foreclosure and eviction moratoriums and residential mortgage loss mitigation requirements will extend the period of reduced foreclosure sales and supply of foreclosure auctions and REO we receive from our customers through the middle of 2024 compared to historical levels. Due to this timing, we anticipate that our later stage foreclosure auction and REO asset management services will not fully benefit from the early 2022 higher foreclosure initiations until late 2023 or early 2024. The reduced supply of REO or sales of REO could also impact our ability to meet certain contractually required service metrics, including those metrics tied to satisfying certain conversion percentage requirements as the size of the applicable population declines and the population of REO that remains is often the most difficult to sell. Reduced volumes may make it more difficult to provide services in an economic manner, undermine beneficial efficiencies, and increase the risks and costs of securing vendors to provide required services and products on a smaller scale.
We may not be able to effectively manage rapid or unanticipated increases in foreclosures or the supply or sale of REO which could negatively impact our ability to satisfy service level metrics that are tied to conversion rates or other percentage requirements. For example, if a service metric specifies that a certain percentage of the total population of REO is to be sold within a defined period of time, a rapid increase in the total REO population may increase the risk of failing to meet the defined percentage metric during the period required to prepare the newly added REO to be marketed.
Some of the service metrics which may be impacted include those related to REO conversion rates, aging of REO, time on market and sale price compared to valuation. If we fail to satisfy applicable performance metrics or perform in a manner satisfactory to our customers, such customers may reduce the services they acquire from us or otherwise terminate us as a service provider.
Risks Related to Our Common Stock
We may never pay dividends on our common stock so any returns would be limited to the appreciation of our stock.
We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate we will declare or pay any cash dividends for the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. Any return to stockholders will therefore be limited to the appreciation of their stock.
We may take advantage of specified reduced disclosure requirements applicable to a “smaller reporting company” under Regulation S-K, and the information that we provide to stockholders may be different than they might receive from other public companies.
We are a “smaller reporting company,” as defined under Regulation S-K. As a smaller reporting company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, among other things, scaled disclosure requirements, including about our executive compensation arrangements.
We intend to continue to take advantage of certain of the scaled disclosure requirements of smaller reporting companies. We may continue to take advantage of these allowances until we are no longer a smaller reporting company. We will cease to be a smaller reporting company if we have (i) more than $250 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter or (ii) more than $100 million of annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter and a market value of our shares held by non-affiliates more than $700 million as of the last business day of our second fiscal quarter. We may choose to take advantage of some but not all of these scaled disclosure requirements. Therefore, the information that we provide stockholders may be different than one might get from other public companies. Further, if some investors find our shares of common stock less attractive as a result, there may be a less active trading market for our shares of common stock and the market price of such shares of common stock may be more volatile.
The market price and trading volume of our stock may be volatile.
The market price of our common stock could be subject to significant fluctuations. Stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies or our sector. These broad market fluctuations may also adversely affect the trading price of our common stock.
In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management’s attention and resources, which could significantly impact our profitability and reputation.
Risks Related to Financing, Our Indebtedness and Capital Structure
If we are unable to generate sufficient cash flow or access the capital markets or our borrowing capacity is reduced, our liquidity and competitive position will be negatively affected.
An extended period of reduced demand for all or certain of our default-related services could negatively impact our cash flow such that we may need to use unrestricted cash on hand to satisfy our obligations, which would reduce our cash balance negatively impacting our liquidity. If the limitations on foreclosures and evictions, and the forbearance plans, instituted by governmental authorities, GSEs, servicers or investors in response to the COVID-19 pandemic are reimposed, this could lengthen the period of reduced demand for our default-related services, negatively impacting our liquidity.
In addition, our liquidity would be adversely affected by any inability to access the capital markets, volatility in the capital markets, unforeseen outflows of cash, funding for contingencies and increased regulatory liquidity requirements.
Our ability to borrow money could be limited, or our cost of borrowing could increase, due to volatility in the capital markets, worsening terms on which credit is available or limitations in our senior secured term loan agreements. In addition, our financial results, reduced revenue or cash flow, or volatility in the markets which we support, could negatively impact our ability to borrow or our ability to continue to satisfy the covenants and terms of our senior secured term loan agreements. If we were to have a default under our loan agreements, we would not be able borrow additional funds under our existing agreements and our lenders could seek to enforce the remedies available to them under our loan agreements. A reduction in our ability to borrow funds to support our operations would also reduce our ability to pursue our business strategy to diversify and grow our customer base.
Our primary source of liquidity is cash flows from operations and unrestricted cash. Our level of debt makes us sensitive to the effects of our declining financial performance and interest rate increases; our level of debt and provisions in our senior secured term loan agreements and credit facility could limit our ability to react to changes in the economy or our industry.
Our senior secured term loan makes us more vulnerable to changes in our results of operations because a portion of our cash flows from operations is dedicated to servicing our debt and is not available for other purposes. Our senior secured term loan is secured by virtually all of our assets and from time to time may trade at a substantial discount to face value. We are also subject to a credit agreement dated June 22, 2021 providing us with a revolving credit facility. This credit facility is secured by a lien on all equity in Altisource Business Solutions Private Limited (“ABSPL”), our main India subsidiary. The ABSPL equity was the sole remaining significant Altisource asset that was not subject to a security interest under the senior secured term loan agreements. Amounts borrowed pursuant to the credit facility also reduced the additional borrowing (outside of the revolver) permitted under our senior secured term loan agreements without lender approval. Our ability to raise additional debt is therefore largely limited, and in many circumstances would be subject to lender approval and could require modification of certain loan agreements. Additionally, increases in interest rates above 1% negatively impact our cash flows as the interest rate on our senior secured term loan is variable. The provisions of our senior secured term loan agreements could have other negative consequences to us including the following:
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limiting our ability to borrow money for our working capital, capital expenditures and debt service requirements or other general corporate purposes;

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limiting our flexibility in planning for, or reacting to, changes in our operations, our business or the industry in which we compete;

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requiring us to use a portion of our consolidated excess cash flow, as specified in the senior secured term loan agreements, to repay debt in the event our net debt less marketable securities to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio, as specified in the senior secured term loan agreements, exceed certain thresholds; and

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placing us at a competitive disadvantage by limiting our ability to invest in our business.

Our ability to make payments on our indebtedness depends on our ability to generate cash in the future. As a result of the foreclosure and eviction moratoriums related to the COVID-19 pandemic, our cash flows were severely impacted. There can be no assurance that we will be able to achieve pre-COVID-19 levels of revenues and cash flows (adjusted for businesses sold or discontinued). If we do not generate sufficient cash flows and do not have sufficient cash on hand to meet our debt service and working capital requirements, we may need to seek additional financing, raise equity or sell assets, and our ability to take these actions may be limited by the terms of our senior secured term loan and the market. We may not be able to refinance our existing indebtedness when it becomes due, or obtain alternative financing on terms that are acceptable to us, or at all. Without any such financing, we could be forced to sell assets or reduce costs under unfavorable circumstances to make up for any shortfall in our payment obligations. If necessary, we may not be able to sell assets or reduce costs quickly enough or for sufficient amounts to enable us to meet our obligations. Failure to meet our debt service requirements could result in an event of default under our senior secured term loan agreement which, if not cured or waived, would result in the holders of the defaulted debt causing all outstanding amounts with respect to that debt to be immediately due and payable and potentially permitting lenders to execute applicable security interests, negatively impacting our future operations or ability to engage in other favorable business activities. An event of default under the senior secured term loan agreement would also constitute an event of default under our credit facility which in turn would provide certain of our customers, including Ocwen and Rithm, with the ability to terminate our agreements.

In addition, our senior secured term loan agreement contains covenants that limit our flexibility in planning for, or reacting to changes in, our business and our industry, including limitations on incurring additional indebtedness, making investments, adding new product lines, disposing or selling of assets, granting liens and merging or consolidating with other companies. Complying with these covenants may impair our ability to finance our future operations or capital needs or to engage in other favorable business activities.
Our failure to comply with the covenants or terms contained in our senior secured term loan agreements or our credit facility, including as a result of events beyond our control, could result in an event of default.
Our senior secured term loan agreements require us to comply with various operational, reporting and other covenants or terms including, among other things, limiting us from engaging in certain types of transactions. If we experience an event of default under our senior secured term loan agreements that is not cured or waived, it could result in a going concern uncertainty, which in turn could provide certain of our customers the ability to terminate our agreements and allow the holders of the defaulted debt to cause all amounts outstanding with respect to that debt to be immediately due and payable or choose to execute on applicable security interests. Our assets or cash flows may not be sufficient to fully repay borrowings under our outstanding senior secured term loan if accelerated upon an event of default and we may not be able to refinance or restructure the payments on the senior secured term loan.
In addition, our revolving credit facility requires us to comply with certain covenants or terms. If we experience an event of default under our credit facility that is not cured or waived, it could result in a going concern uncertainty, which in turn could result in a default to our senior secured term loan agreements or provide certain of our customers the ability to terminate our agreements. Such a default, even if waived, could also constitute a default under our senior secured term loan agreements.
We may be unable to repay the balance of our senior secured term loan upon maturity in April 2024, particularly if cash from operations fails to significantly improve, assets are not readily available for sale or we are unable to timely refinance on favorable terms or at all.
Our senior secured term loan agreements require us to repay the outstanding balance due in April 2024 ($247.2 million, based on scheduled repayments through the maturity date). If our cash from operations fails to significantly improve, there can be no assurance that our cash balances and other assets readily available for sale would be sufficient to fully repay borrowings under our outstanding senior secured term loan upon maturity in April 2024 or that we will be able to refinance the remaining portion of the debt sufficiently prior to the due date or on terms acceptable to us. If we were to default on the senior secured term loan, our lenders could take action adverse to our interests under the terms of the loan agreement, including seeking to take possession of the applicable collateral. In addition, a default under the senior secured term loan agreements could constitute a termination event under certain of our client or vendor agreements, which could adversely impact our revenue or cash flow or our ability to provide products and services. Under such circumstances, if we are not able to agree upon a resolution with our lenders, we might seek applicable legal protections including under bankruptcy law, which further could provide certain of our customers or vendors the ability to terminate our agreements. If we refinance the loan under less favorable terms, we may be required to accept a higher interest rate and debt-related costs, as well as additional restrictions and covenants which constrain our ability to finance and operate our business.
Our failure to maintain the net debt less marketable securities to EBITDA ratio contained in our senior secured term loan agreements could result in required payments to the lenders of a percentage of our excess cash flows.
Our senior secured term loan agreements require us to distribute to our lenders 50% of our consolidated excess cash flows, as specified in the senior secured term loan agreements, if our net debt less marketable securities to EBITDA ratio, as defined in the senior secured term loan agreements, exceeds 3.50 to 1.00, and 25% of our consolidated excess cash flows if our net debt less marketable securities to EBITDA ratio is 3.50 to 1.00 or less, but greater than 3.00 to 1.00. If we were required to distribute a portion of our excess cash flows to our lenders, we may be limited in our ability to support our business, grow our business through acquisitions or investments in technology and we may be limited in our ability to repurchase our common stock, pay dividends or take other potentially advantageous actions. There can be no assurance that we will maintain net debt less marketable securities to EBITDA ratio at levels that will not require us to distribute a portion of our excess cash flows to lenders.
We have a significant net operating loss recognized by one of our Luxembourg subsidiaries, Altisource S.à r.l. We may not be able to fully utilize this deferred tax asset before the net operating loss expires.
In connection with a merger of two of the Company’s wholly-owned subsidiaries in December 2017, which was recognized at fair value, a net operating loss of $1.3 billion with a 17 year life was generated, creating a deferred tax asset of $342.6 million. During 2019, the Company recognized a full valuation allowance with respect to this deferred tax asset. If Altisource S.à r.l. is unable to generate sufficient pretax income by 2034, the Company may not be able to fully utilize this deferred tax asset. In addition, changes in our structure or operations could prevent us from fully realizing the benefit of such deferred tax asset.
We have significant investments in goodwill and intangible assets recorded as a result of prior acquisitions and an impairment of these assets would require a write-down that would reduce our net income.
As a result of prior investments we have significant goodwill and intangible assets recorded in our financial statements. Goodwill and intangible assets are assessed for impairment annually or sooner if circumstances indicate a possible impairment. Factors that could lead to impairment of goodwill and intangible assets include significant under-performance relative to historical or projected future operating results, a significant decline in our stock price and market capitalization and negative industry or economic trends, among other indications of impairment. If the recorded values of goodwill and intangible assets are impaired, any such impairment would be charged to earnings in the period of impairment. In the event of significant volatility in the capital markets or a worsening of current economic conditions, we may be required to record an impairment charge, which would adversely affect our business and results of operations.
Cash, cash equivalents and escrow funds we hold at financial institutions could be lost and not recoverable.
We hold our cash and cash equivalents, including customer deposits held in escrow accounts pending completion of certain real estate activities, at various financial institutions. These cash balances expose us to purposeful misappropriation of cash by employees or others and unintentional mistakes resulting in a loss of cash which may not be recoverable.
Amounts that are held in escrow accounts for limited periods of time are not included in the accompanying consolidated balance sheets. We may become liable for funds owed to third parties as a result of purposeful misappropriation of cash by employees or others, unintentional mistakes or the failure of one or more of these financial institutions. There is no guarantee we would recover the funds deposited, whether through Federal Deposit Insurance Corporation coverage, private insurance or otherwise.
Foreign Exchange
We have operations in India, Luxembourg and Uruguay which may result in us being party to non-United States dollar denominated transactions or incurring obligations in currencies other than the United States dollar, including, for example, payroll, taxes, facilities-related expenses. Weakness of the United States dollar in relation to these applicable currencies (e.g., Euro, Indian rupee, Uruguayan peso) may increase our costs.
Risks Relating to Luxembourg Organization and Ownership of Our Shares
We are a Luxembourg company. The rights of shareholders under Luxembourg law may differ in certain respects from the rights afforded to shareholders of companies organized under laws in other jurisdictions. It may also be difficult to obtain and enforce judgments against us or our directors and executive officers.
We are a public limited liability company (société anonyme) organized and existing under the laws of, and headquartered in, Luxembourg. As a result, Luxembourg law and our amended and restated articles of incorporation, as amended from time to time (“Articles”) govern the rights of shareholders. The rights of shareholders under Luxembourg law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A significant portion of our assets are owned outside of the United States. It may be difficult for our investors to obtain and enforce, in the United States, judgments obtained in United States courts against us or our directors based on the civil liability provisions of the United States securities laws or to enforce, in Luxembourg, judgments obtained in other jurisdictions including the United States.
A significant challenge of the Luxembourg tax regime or of its interpretation by the Luxembourg tax authorities, or its application of us or our business could have a negative impact us.
We received and historically operated under a tax ruling from the Luxembourg tax authorities, which would have expired in 2019 unless extended or renewed. In connection with an internal reorganization by the Company during 2017, we no longer operate under this tax ruling. The European Commission (“EC”) has initiated investigations into several EU member states, including Luxembourg, to determine whether these EU member states have provided tax advantages to companies pursuant to tax rulings or otherwise on a basis not allowed by the EU. While the EC’s investigations continue, it has concluded that certain companies in certain EU member states, including Luxembourg, have been provided such tax advantages. The EC is requiring these EU member states to recover from certain companies the prior year tax benefits they received.
Risks Relating to Regulation
Our business and the business of our customers are subject to extensive scrutiny and legal requirements. We, or our services, may fail or be perceived as failing to comply with applicable legal requirements.
Our business and the business of our customers are subject to extensive scrutiny and regulation by federal, state and local governmental authorities including the FTC, the CFPB, the SEC, HUD and state and local agencies, including those which license or oversee certain of our auction, real estate brokerage, mortgage services, trustee services, residential mortgage origination services and insurance services, as well as collection and use of personal data. We also must comply with a number of federal, state and local consumer protection laws. We are also subject to various foreign laws and regulations based on our operations or the location of our affiliates as well, including those pertaining to data protection, such as the GDPR. These foreign, federal, state and local requirements can and do change as statutes and regulations are enacted, promulgated or amended. Furthermore, the interpretation or enforcement by regulatory authorities of these requirements may change over time or may not be predictable or consistent with our interpretations or expectations. The creation of new regulatory authorities or changes in the regulatory authorities overseeing applicable laws and regulations may also result in changing interpretation or enforcement of such laws or regulations.
If governmental authorities impose new or more restrictive requirements or enhanced oversight related to our services or operations, we may be required to increase or decrease our prices, modify our contracts or course of dealing and/or we may incur significant additional costs to comply with such requirements. Additionally, we may be unable to adapt our services or operations to conform to the new laws and regulations.
Periodically, we are subject to audits and examinations by federal, state and local governmental authorities and receive subpoenas, civil investigative demands or other requests for information from such governmental authorities in connection with their regulatory or investigative authority. Responding to audits, examinations and inquiries will cause us to incur costs, including legal fees or other charges, which may be material in amount, and in addition, may result in management distraction or may cause us to modify or terminate certain services we currently offer. If any such audits, examinations or inquiries result in allegations or findings of non-compliance, we could incur significant penalties, fines, settlements, costs and consent orders that may curtail, restrict or otherwise have an adverse effect on our business.
Regulatory inquiries or determinations of failures to comply with applicable requirements could increase our costs and expose us to sanctions which could include limitations on our ability to provide services, or otherwise reduce demand for our services. Furthermore, even if we believe we comply with applicable laws and regulations, we may choose to settle such allegations in order to avoid the potentially significant costs of defending such allegations and to further avoid the risk of increased damages if we ultimately were to receive an unfavorable outcome, but such settlements may also result in further claims or create issues for existing and potential customers. Such settlements and additional actions could increase costs, place limitations on our services, and result in a reduction in demand.
From time to time, we may be subject to costly and time-consuming regulatory or legal proceedings that claim legal violations or wrongful conduct, including claims for violations of consumer protection laws, laws concerning PI or third-party intellectual property rights. These proceedings may involve regulators, customers, our customers’ clients, vendors, competitors, third parties or other large groups of plaintiffs and, if resulting in findings of violations, could result in substantial damages or indemnification obligations. Additionally, we may be forced to settle some claims and change our existing practices, services processes or technologies that are currently revenue generating. Certain regulations to which we are subject provide for potentially significant penalties such that even if we believe we have no liability for the alleged regulatory or legal violations or wrongful conduct, we may choose to settle such regulatory or legal proceedings in order to avoid the potentially significant costs of defending such allegations and to further avoid the risk of increased damages if we ultimately were to receive an unfavorable outcome; however, such settlements may also result in further claims or create issues for existing and potential customers. Such proceedings and settlement could increase our costs and expose us to sanctions, including limitations on our ability to provide services, or otherwise reduce demand for our services.
Failure to comply with US sanctions, including blocking certain activities in Sanctioned Countries, could expose us to penalties and other adverse consequences.
Our business activities may be subject to U.S. sanctions laws administered and maintained by the US government, including restrictions or prohibitions on transactions with, or on dealing in funds transfers to/from certain embargoed jurisdictions (currently, Iran, North Korea, Syria, Cuba, and the Crimea, so-called-Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine) (“Sanctioned Countries”). We have recently implemented internet protocol (“IP”) address blocking and screening mechanisms to promote compliance with US sanctions rules and regulations, although the blocking and screening mechanisms may not be able to completely block all unwanted IP access. A determination that we have failed to comply with US sanctions, whether knowingly or inadvertently, could result in the imposition of substantial penalties, including enforcement actions, fines, and civil and/or criminal penalties, and may adversely affect our business.
If we fail to timely make required disclosure filings with the U.S. Department of Treasury Financial Crimes Enforcement Network, we could be subject to fines and penalties.
We operate as a title insurance agent through one or more subsidiaries. As a title insurance agent, we are required by the U.S. Department of the Treasury to make Financial Crimes Enforcement Network Currency Transaction Report filings in connection with cash real estate transactions in specified United States jurisdictions which satisfy certain requirements (the “Filing Requirements”). Filings pursuant to the Filing Requirements must be made within a specified time period after a subject transaction closes and must be accompanied by certain information concerning the applicable transaction. If our procedures fail to identify transactions which are subject to the Filing Requirements, or if we fail to make required filings or fail to provide the required transaction information, we could be subject to civil, criminal and monetary penalties. The failure to satisfy the Filing Requirements could also cause us to be in breach of our agreements with the title insurance underwriter and could lead to termination of such agreements.
We are subject to licensing and regulation as a provider of certain services. If we fail to maintain our licenses or if our licenses are suspended or terminated, we may not be able to provide certain of our services. In addition, the lack of certain licenses in one or more jurisdictions could cause us to breach applicable contracts.
We are required to have and maintain licenses as a provider of certain product and services including, among others, services as a residential mortgage origination underwriter, valuation provider, appraisal management company, asset manager, property manager, title insurance agent, insurance broker and underwriter, real estate broker, auctioneer, foreclosure trustee and credit report provider in a number of jurisdictions. Our employees and subsidiaries may be required to be licensed by various state or regulatory commissions or bodies for the particular type of product or service provided and to participate in regular continuing education programs. If one or more of our licenses are lost, revoked, expire or limited, or if we fail to maintain or otherwise surrender one or more such license, we may be prohibited from doing business in certain markets. Further, certain of our agreements require that we possess and maintain certain licenses. The failure to hold such licenses may result in us breaching certain agreements, which could cause us to be subject to claims for damages, termination of applicable agreements or unable to obtain inputs required for certain of our services.
A violation by our customers of applicable legal requirements in the selection or use of our services could generate legal liability for us.
Certain of our services are provided at the direction and pursuant to the identified requirements of our customers, including property preservation, inspection, title, valuations, brokerage, auction, foreclosure and eviction services that are triggered by information provided by our customers. The failure of our customers to properly identify or account for regulatory requirements applicable to the use of our services, in selecting appropriate services for the intended purposes, or in specifying how services are rendered could expose us to significant penalties, fines, litigation, settlements, costs and consent orders.
Certain of our customers are subject to governmental oversight, regulations, orders, judgments or settlements which may impose certain obligations and limitations on their use of our services.
Participants in the industries in which we operate are subject to a high level of oversight and regulation. The failure of our services to meet applicable legal requirements could subject us to civil and criminal liability, loss of licensure, damage to our reputation, significant penalties, fines, settlements, adverse publicity, litigation, including class action lawsuits or administrative enforcement actions, costs and consent orders against us or our customers that may curtail or restrict our business as it is currently conducted. Such failures could also cause customers to reduce or cease using our services.
Certain of our customers are subject to vendor oversight requirements. As such, we are subject to oversight by our customers. If we do not meet the standards established by or imposed upon our customers, regulators allege that products or services provided by Altisource fail to meet applicable legal requirements, or if any other oversight procedures result in a negative outcome for Altisource, we may lose customers, may no longer be granted referrals for certain services, or may have to conform our business to address these standards.
The tax regulations, and the interpretation thereof, in the countries, states and local jurisdictions in which we operate periodically change, which may adversely affect our results due to higher taxes, interest and penalties, or our inability to utilize tax credits available to us.
Certain of our subsidiaries provide services in the United States and several other countries. Those jurisdictions are subject to changing tax environments, which may result in higher operating expenses or taxes and which may introduce uncertainty as to the application of tax laws and regulations to our operations. Furthermore, we may determine that we owe additional taxes or may be required to pay taxes for services provided in prior periods as interpretations of tax laws and regulations are clarified or revised. Changes in laws concerning sales tax, gross recipient tax, dividends, retained earnings, application of operating or other losses, and intercompany transactions and loans, among others, could impact us. We may not be able to raise our prices to customers or pass-through such taxes to our customers or vendors in response to changes, which could adversely affect our results of operations. If we fail to accurately anticipate or apply tax laws and regulations to our operations, we could be subject to liabilities and penalties. We may be unable to take advantage of operating losses or other tax credits to the full extent available or at all due to changes in tax regulations or our results of operations.
Our operations and intercompany arrangements are subject to the tax laws of various jurisdictions, and we could be obligated to pay additional taxes, which would harm our results of operations.
We conduct our operations in several countries, states and local jurisdictions and may be required to report our taxable income in various jurisdictions worldwide based upon our business operations in those jurisdictions. Our intercompany relationships are subject to complex transfer pricing regulations administered by taxing authorities in various jurisdictions. The amount of taxes paid in different jurisdictions may depend on the application of the tax laws of the various jurisdictions to our business activities, changes in tax rates, new or revised tax laws or interpretations of existing tax laws and policies, and our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The relevant taxing authorities may disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows and lower overall profitability of our operations.
We are subject to income, withholding, transaction and other taxes in numerous jurisdictions. Significant judgment will be required in evaluating its tax positions and its worldwide provision for taxes. During the ordinary course of our business, there are many activities and transactions for which the ultimate tax determination may be uncertain. We may be audited in various jurisdictions, and such jurisdictions may assess additional taxes, sales taxes and value added taxes against it. Even if we believe our tax estimates are reasonable, the final determination of any tax audits or litigation could be materially different from our historical tax provisions and accruals, which could have an adverse effect on our results of operations or cash flows in the period or periods for which a determination is made.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, about Altisource. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of Altisource. We caution our stockholders and other readers not to place undue reliance on such statements.
You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I — Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 3, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 3, 2022, and elsewhere in the other documents incorporated by reference into this prospectus.
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering.

DESCRIPTION OF CAPITAL STOCK
General Matters
Authorized Capital Stock
As of September 30, 2022, according to U.S. GAAP, there were 25,412,748 shares of our common stock issued, of which 9,296,429 shares were held as shares of common stock held as treasury stock, and 16,116,319 shares of our common stock outstanding. As accounted under Luxembourg law, as of September 30, 2022, there were 30,784,907 shares of our common stock issued, of which 14,727,548 shares were held as shares of common stock held as treasury stock, and 16,057,359 shares of our common stock outstanding.
Under our Articles, our Board of Directors has the authority (“capital autorisé”) until May 17, 2027 to issue up to 100,000,000 (one hundred million) shares of capital stock, with a par value of $1.00 (one United States dollar) per share, all of which are classified as common shares.
The following summary of certain terms of Altisource capital stock describes the material provisions of our Articles, the form of which is included as an exhibit to our registration statement on Form 10. The following summary does not purport to be complete and is subject to, and qualified in its entirety by, our Articles and by applicable provisions of law.
Common Stock
The holders of shares of Altisource common stock will be entitled to one vote for each share on all matters voted on by shareholders, and the holders of such shares will possess all voting power. Accordingly, the holders of the majority of the shares of Altisource common stock cast (excluding any abstentions, empty or invalid votes) at the shareholders’ meeting voting for the election of directors can elect all of the directors if they choose to do so. The holders of shares of Altisource common stock will be entitled to such dividends as may be proposed from time to time by our Board of Directors and approved by the shareholders’ meeting and, under Luxembourg law, only if the Company has sufficient distributable profits and retained earnings from previous fiscal years or if the Company has freely distributable reserves. To date, Altisource has not paid any cash dividends on its common stock, and we have no current plans to pay cash dividends. Under Luxembourg law, cash dividends paid by a Luxembourg company are, as a general rule, subject to a 15% withholding tax (or 17.65% if the Luxembourg company bears the withholding tax cost), unless (i) the domestic withholding tax exemption or (ii) a reduced rate under the relevant double tax treaty applies. In December 2012, Altisource distributed stock to its shareholders in Altisource Asset Management Corporation (“AAMC”) and Front Yard Residential Corporation (“RESI”) and paid cash for fractional shares of AAMC and RESI in connection with the spin-off transactions of AAMC and RESI from Altisource to its shareholders.
Transfer Agent and Registrar
Our transfer agent and registrar for Altisource common stock is American Stock Transfer & Trust Company. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219.
Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “ASPS.”
Certain Anti-Takeover Considerations
General
While Altisource’s Articles do not contain many of the typical provisions that would be considered to have an anti-takeover effect, Altisource’s directors and executive officers held 5.05% of the voting power of our outstanding voting stock as of September 30, 2022. Such concentration of voting power could discourage third parties from making proposals involving an acquisition of control of Altisource.

We set forth below a summary of certain provisions that possibly could impede or delay an acquisition of control of Altisource that our Board of Directors does not approve or otherwise support. We intend this summary to be an overview only and qualify it in its entirety by reference to the documents evidencing such provisions the forms of which we include as exhibits to the registration statement on Form 10, as well as the applicable provisions of Luxembourg law.
Number of Directors; Removal; Filling Vacancies
Our Articles provide that the number of directors on our Board of Directors shall not be less than three (whenever there is more than one shareholder), which is the legal minimum nor more than seven. Each member of the Board of Directors may be elected for a maximum (renewable) term of six years. Our Articles further provide that directors may be elected at a general meeting of shareholders by simple majority of the votes cast (excluding any abstentions, empty or invalid votes) by the shareholders present in person or represented by proxy at the meeting. A vacancy or a newly created directorship as proposed by the Board of Directors may be filled by the Board of Directors on a provisional basis pending approval by shareholders at a shareholders’ meeting. Directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of Luxembourg law and our Articles or if the holders or proxies of all shares are present.
No Shareholder Action by Written Consent; Special Meetings
Altisource’s Articles provide that shareholders may take action at an annual or special shareholders’ meeting. Special meetings of shareholders may be called only if (1) Altisource’s Board of Directors or its auditors deem it necessary; or (2) if shareholders holding together 10% or more of our share capital request it. Altisource’s Articles do not allow for shareholder action by written consent in lieu of a meeting.
Amendment of the Articles
Any proposal to amend, alter, change or repeal any provision of Altisource’s Articles requires the affirmative vote (excluding any abstentions, empty or invalid votes) at the extra-ordinary shareholders’ meeting of the holders to be held before a Luxembourg civil law notary of at least two-thirds of the votes present and/or represented and a quorum of at least 50% of the share capital presented and/or represented.
Supermajority Vote for Certain Actions
Our Articles and Luxembourg company law provide that certain Altisource actions require the affirmative vote of shareholders holding at least 2/3 of the votes present/represented and majority quorum of at least 50% of the share capital represented at the shareholders’ meeting. Such actions include: any change to Altisource’s Articles; any changes to the corporate purpose; any changes to the rights attached to shares; any increase in the share capital; the issuing of a new class of shares; and any merger, demerger or liquidation.
Indemnification of Directors and Officers
The following summary of material terms is qualified in its entirety by reference to the complete text of the statutes referred to below and our Articles.
Altisource shall indemnify its directors and officers unless the liability results from their gross negligence or willful misconduct. Altisource’s Articles make indemnification of directors and officers and advancement of expenses (except in cases where Altisource is proceeding against an officer or director) to defend claims against directors and officers mandatory on the part of Altisource to the fullest extent allowed by law. Under Altisource’s Articles, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed willful misconduct or a grossly negligent breach of his or her statutory duties as a director or officer. Luxembourg law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Altisource may obtain such insurance from one or more insurers.

Altisource also may enter into indemnification agreements with each of its directors and executive officers to provide for indemnification and expense advancement (except in cases where Altisource is proceeding against an officer or director) and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. We expect any such agreement to provide that Altisource will indemnify each director and executive officer against claims arising out of such director or executive officer’s service to Altisource except (i) for any claim as to which the director or executive officer is adjudged in a final and non-appealable judgment to have committed willful misconduct or a grossly negligent breach of his duties or (ii) in the case of fraud or dishonesty by the director or executive officer. We also expect any such agreement to provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification.
Altisource’s Board of Directors (if a majority of the Board is disinterested in the claim under which the officer or director is seeking indemnification) or an independent counsel will determine whether an indemnification payment or expense advance should be made in any particular instance and the executive officer or director seeking indemnification may challenge such determination. Indemnification and advancement of expenses generally will not be made in connection with proceedings brought by the indemnitee against Altisource.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in the applicable prospectus supplements and free writing prospectuses we have authorized for use in connection with a specific offering, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock.
Warrants may be issued independently or together with common stock, offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus we authorize for use in connection with the specific offering. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses we have authorized for use in connection with a specific offering, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General Matters
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•
the title of such securities;

•
the offering price or prices and aggregate number of warrants offered;

•
the currency or currencies for which the warrants may be purchased;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
the terms of any rights to force the exercise of the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreements and warrants may be modified;

•
a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•
the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of Luxembourg.
Enforceability of Rights By Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Warrant Agreement Will Not Be Qualified Under Trust Indenture Act
No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
Calculation Agent
Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.
The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may have authorized for use in connection with a specific offering) will describe the terms and conditions of the offering of the securities, including, to the extent applicable:
•
the name or names of the underwriters, if any;

•
the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or re-allowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
The validity of the common stock and warrants will be passed upon for us by NautaDutilh Avocats Luxembourg S.à r.l, and certain matters of U.S. federal law will be passed upon by Paul Hastings LLP, London, United Kingdom. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Altisource as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Mayer Hoffman McCann, P.C. an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Altisource Portfolio Solutions S.A. The SEC’s Internet site can be found at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 3, 2022;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on April 28, 2022, July 28, 2022 and November 3, 2022, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on (i) March 7, 2022, (ii) April 15, 2022, (iii) May 18, 2022, (iv) May 27, 2022, (v) August 22, 2022, and (vi) December 12, 2022;

•
The description of the Registrant’s common stock set forth in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-1462418), filed with the SEC on March 3, 2022, including any amendments or reports filed for the purpose of updating such description; and

•
Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2022.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of such registration statement and all such documents that we file with the SEC after the date of this prospectus supplement and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents.
Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone at:
Altisource Portfolio Solutions S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(352) 20 60 20 55

$100,000,000
ALTISOURCE PORTFOLIO SOLUTIONS S.A.
Common Stock
Warrants

Prospectus
     , 2022

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DECEMBER 12, 2022.
PROSPECTUS SUPPLEMENT
(To Prospectus, subject to completion, dated December 12, 2022)
$25,000,000
Altisource Portfolio Solutions S.A.
Common Stock

We have entered into a sales agreement with Guggenheim Securities, LLC, or Guggenheim Securities, dated December 12, 2022, or the Sales Agreement, relating to the sale of shares of our common stock, par value $1.00 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through Guggenheim Securities, acting as our agent.
Our common stock trades on the Nasdaq Global Select Market under the symbol “ASPS.” On December 9, 2022, the last sale price of our common stock reported on the Nasdaq Global Select Market was $13.57 per share.
Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be in negotiated transactions or transactions that are deemed “at-the-market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Guggenheim Securities is not required to sell any specific amount of our common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Guggenheim Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Guggenheim Securities for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to up to 3% of the gross proceeds of any shares of common stock sold thereunder. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Guggenheim Securities. In connection with the sale of the common stock on our behalf, Guggenheim Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Guggenheim Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Guggenheim Securities with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-7 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Guggenheim Securities
The date of this prospectus supplement is      , 2022.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering.
To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in any documents incorporated by reference herein that was filed with the SEC before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the documents incorporated by reference herein and therein. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects supplement may have changed since the earlier dates. You should read this prospectus supplement and any accompanying base prospectus, including the information incorporated by reference herein and therein before deciding to invest in our common stock.
You should rely only on the information that we have included or incorporated by reference in this prospectus supplement. We have not, and Guggenheim Securities has not, authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement is delivered, or securities are sold, on a later date.
When we refer to “Altisource,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Altisource Portfolio Solutions S.A., a Luxembourg société anonyme, or public limited liability company, together with its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
This prospectus supplement includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.
This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement forms part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus supplement does not contain all the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby.
We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov and in the “Investor Relations” section of our website at www.altisource.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 3, 2022;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on April 28, 2022, July 28, 2022 and November 3, 2022, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on (i) March 7, 2022, (ii) April 15, 2022, (iii) May 18, 2022, (iv) May 27, 2022, (v) August 22, 2022, and (vi) December 12, 2022;

•
The description of the Registrant’s common stock set forth in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-1462418), filed with the SEC on March 3, 2022, including any amendments or reports filed for the purpose of updating such description; and

•
Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2022.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of such registration statement and all such documents that we file with the SEC after the date of this prospectus supplement and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents.
Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone at:
Altisource Portfolio Solutions S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(352) 20 60 20 55

SUMMARY
This summary description about us, our business and this offering highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before deciding to invest in our common stock. You should carefully read this entire prospectus supplement and any free writing prospectus with respect to this offering filed by us with the SEC, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page S-7 and in the documents incorporated by reference into this prospectus supplement.
Overview
We are an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve.
We are focused on becoming the premier provider of mortgage and real estate marketplaces and related technology enabled solutions to a broad and diversified customer base of residential real estate and loan investors, servicers, and originators. The real estate and mortgage marketplaces represent very large markets, and we believe our scale and suite of offerings provide us with competitive advantages that could support our growth. As we navigate the COVID-19 pandemic and its impacts on our business, we continue to evaluate our strategy and core businesses and seek to position our businesses to provide long term value to our customers and shareholders.
Each of our business segments provides Altisource the potential to grow and diversify our customer and revenue base. We believe these business segments address very large markets and directly leverage our core competencies and distinct competitive advantages.
Servicer and Real Estate:   Through our offerings that support residential real estate and loan investors and servicers, we provide a suite of solutions and technologies intended to meet their growing and evolving needs. We are focused on growing referrals from our existing customer base and attracting new customers to our offerings. We have a customer base that includes government-sponsored enterprises (“GSEs”), asset managers, and several large bank and non-bank servicers including Ocwen Financial Corporation (“Ocwen”) and Rithm Capital Corp. We believe we are one of only a few providers with a broad suite of servicer solutions, nationwide coverage and scalability. Further, we believe we are well positioned to gain market share from existing and new customers as they consolidate to larger, full-service providers or outsource services that have historically been performed in-house.
Origination:   Through our offerings that support mortgage loan originators (or other similar mortgage market participants), we provide a suite of solutions and technologies to meet the evolving and growing needs of lenders, mortgage purchasers and securitizers. We are focused on growing business from our existing customer base, attracting new customers to our offerings and developing new offerings. We have a customer base that includes the Lenders One cooperative members, which includes independent mortgage bankers, credit unions, and banks, as well as bank and non-bank loan originators. We believe our suite of services, technologies and unique access to the members of the Lenders One mortgage cooperative position us to grow our relationships with our existing customer base by growing membership of Lenders One, increasing member adoption of existing solutions and developing and cross-selling new offerings. Further, we believe we are well positioned to gain market share from existing and new customers as customers and prospects look to Lenders One to help them improve their profitability and better compete.
Corporate and Others:   Includes Pointillist, Inc. (“Pointillist”) (sold on December 1, 2021), interest expense and costs related to corporate functions including executive, infrastructure and certain technology groups, finance, law, compliance, human resources, vendor management, facilities, risk management and eliminations between reportable segments. We developed the Pointillist business through our consumer analytics capabilities. On December 1, 2021, the shareholders of Pointillist sold all of the equity interests in Pointillist to Genesys Cloud Services, Inc. for $150.0 million.

Corporate Information
The statutory seat of Altisource Portfolio Solutions S.A. is in Luxembourg. Our office address and our principal executive office is located at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg and our telephone number is +(352) 20 60 20 55.
We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information with the SEC. These filings are available to the public on the SEC’s website at www.sec.gov.
Our principal Internet address is www.altisource.com and we encourage investors to use it as a way to easily find information about us. We promptly make the reports we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), select press releases and other related information available on this website. The contents of our website are available for informational purposes only and is not incorporated by reference into, nor is it in any way part of, this prospectus supplement and should not be relied upon in connection with making any decision with respect to an investment in our securities.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may choose to take advantage of certain of the scaled disclosure requirements available for smaller reporting companies in this prospectus supplement as well as our filings under the Exchange Act.

THE OFFERING
Common stock to be offered by
us
Shares of our common stock having an aggregate offering price of up to $25,000,000.
Common stock to be outstanding after this offering
Up to 17,958,618 shares, assuming a sales price of $13.57 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on December 9, 2022. The actual number of shares issued will vary depending on the sales price under this offering.
Plan of Distribution
“At-the-market offering” that may be made from time to time through our sales agent, Guggenheim Securities. See “Plan of Distribution” on page S-14 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from this for general corporate purposes, including for working capital needs and potential repayment of certain of our indebtedness. See “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and other information included in this prospectus supplement and the documents incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.
Nasdaq Global Select Market symbol
“ASPS”
According to U.S. GAAP, the number of shares of common stock that will be outstanding after this offering is based on 16,116,319 shares of common stock outstanding as of September 30, 2022, and excludes the following:
•
730,539 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2022 at a weighted-average exercise price of $27.34 per share

•
765,965 shares of our common stock issuable upon the exercise of our restricted stock units outstanding as of September 30, 2022; and

•
9,296,429 shares of our common stock held as treasury stock.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or pre-funded warrants described above.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement involves risks. Before deciding whether to invest in our common stock, you should carefully consider the risks described below and those discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference herein, and any free writing prospectus that we may authorize for use in connection with a specific offering. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Related to This Offering
Management will have broad discretion over the use of the proceeds from this offering, and may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not ultimately improve our financial condition or market value. Pending use, we may invest any net proceeds from this offering in a manner that does not produce income or loses value. Please see the section entitled “Use of Proceeds” on page S-10 of this prospectus supplement for further information.
Issuances of shares of common stock, including upon the vesting of restricted stock units, or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options, will dilute your ownership interests and may adversely affect the future market price of our common stock.
We may seek additional capital through a combination of private and public equity offerings, debt financings and other offerings, which may cause your ownership interest to be diluted. In addition, as of September 30, 2022, there were options to purchase 730,539 shares of our common stock outstanding at a weighted average exercise price of $27.34 and 765,965 shares of our common stock issuable upon the exercise of our outstanding restricted stock units. If these securities are exercised or shares issued, you may incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, stockholders may experience further dilution.
A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.
Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.
It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Sales Agreement and compliance with applicable laws, we have the discretion to deliver a placement notice to Guggenheim Securities at any time throughout the term of the Sales Agreement. The number of shares that are sold through Guggenheim Securities after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the term of the Sales Agreement, the limits we set with Guggenheim Securities in any applicable placement notice, and the demand for our common stock during the term of the Sales Agreement. Because the price per share of each share sold will fluctuate during the term of the Sales Agreement, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with the sales of shares of common stock offered under this prospectus supplement.
The common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to any restrictions we may place in any applicable placement notice delivered to Guggenheim Securities, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
If securities analysts do not publish research or reports about our company, or if they issue unfavorable commentary about us or our industry or downgrade the outlook of our common stock, the market price of our common stock could decline.
The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about our company and our industry, which are currently fairly limited. One or more analysts could downgrade the outlook for our common stock or issue other negative commentary about our company or our industry. Furthermore, if one or more of these analysts cease coverage of our company, we could lose visibility in the market. As a result of one or more of these factors, the market price of our common stock could decline and cause you to lose all or a portion of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our subsidiary. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, statements concerning:
•
assumptions related to sources of liquidity and the adequacy of financial resources;

•
assumptions about our ability to grow our business, including executing on our strategic initiatives;

•
assumptions about our ability to improve margins and affect anticipated expense reductions in response to lower revenue due to COVID-19 or other factors;

•
assumptions about the variable nature of our cost structure that would allow us to realign our cost structure in line with revenue;

•
assumptions regarding the impact of seasonality;

•
assumptions regarding the impacts of the COVID-19 pandemic and the timeliness and effectiveness of actions taken in response thereto;

•
estimates regarding our effective tax rate;

•
assumptions regarding the status of our relationship with Ocwen and Rithm; and

•
estimates regarding our reserves and valuations.

You should read this prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
You should assume that the information appearing in this prospectus supplement or related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $25,000,000 from time to time. Because there is no minimum offering amount required in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Guggenheim Securities as a source of financing.
We intend to use the net proceeds from the sale of the common stock offered by us hereunder, if any, for general corporate purposes, including for working capital needs and potential repayment of certain of our indebtedness under our credit agreement, dated April 3, 2018, pursuant to which we borrowed $412.0 million in the form of Term B Loans (the “Credit Agreement”). As of September 30, 2022, the interest rate in effect on outstanding borrowings under the Credit Agreement was 6.25%. The borrowings under the Credit Agreement mature in April 2024. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among the various potential uses. We will have broad discretion in the way we use the net proceeds of this offering.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated Articles of Incorporation, as amended (‘‘Articles’’) which have been publicly filed with the SEC. See “Where You Can Find More Information.” For a complete description, you should refer to our Articles, or the Charter, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part.
General Matters
Authorized Capital Stock
As of September 30, 2022, according to U.S. GAAP, there were there were 25,412,748 shares of our common stock issued, of which 9,296,429 shares were held as shares of common stock held as treasury stock, and 16,116,319 shares of our common stock outstanding. As accounted under Luxembourg law, as of September 30, 2022, there were 30,784,907 shares of our common stock issued, of which 14,727,548 shares were held as shares of common stock held as treasury stock, and 16,057,359 shares of our common stock outstanding.
Under our Articles, our Board of Directors has the authority (“capital autorisé”) until May 17, 2027 to issue up to 100,000,000 (one hundred million) shares of capital stock, with a par value of $1.00 (one United States dollar) per share, all of which are classified as common shares.
The following summary of certain terms of Altisource capital stock describes the material provisions of our Articles, the form of which is included as an exhibit to our registration statement on Form 10. The following summary does not purport to be complete and is subject to, and qualified in its entirety by, our Articles and by applicable provisions of law.
Common Stock
The holders of shares of Altisource common stock will be entitled to one vote for each share on all matters voted on by shareholders, and the holders of such shares will possess all voting power. Accordingly, the holders of the majority of the shares of Altisource common stock cast (excluding any abstentions, empty or invalid votes) at the shareholders’ meeting voting for the election of directors can elect all of the directors if they choose to do so. The holders of shares of Altisource common stock will be entitled to such dividends as may be proposed from time to time by our Board of Directors and approved by the shareholders’ meeting and, under Luxembourg law, only if the Company has sufficient distributable profits and retained earnings from previous fiscal years or if the Company has freely distributable reserves. To date, Altisource has not paid any cash dividends on its common stock, and we have no current plans to pay cash dividends. Under Luxembourg law, cash dividends paid by a Luxembourg company are, as a general rule, subject to a 15% withholding tax (or 17.65% if the Luxembourg company bears the withholding tax cost), unless (i) the domestic withholding tax exemption or (ii) a reduced rate under the relevant double tax treaty applies. In December 2012, Altisource distributed stock to its shareholders in Altisource Asset Management Corporation (“AAMC”) and Front Yard Residential Corporation (“RESI”) and paid cash for fractional shares of AAMC and RESI in connection with the spin-off transactions of AAMC and RESI from Altisource to its shareholders.
Transfer Agent and Registrar
Our transfer agent and registrar for Altisource common stock is American Stock Transfer & Trust Company. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219.
Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “ASPS.”

Certain Anti-Takeover Considerations
General
While Altisource’s Articles do not contain many of the typical provisions that would be considered to have an anti-takeover effect, Altisource’s directors and executive officers held 5.05% of the voting power of our outstanding voting stock as of September 30, 2022. Such concentration of voting power could discourage third parties from making proposals involving an acquisition of control of Altisource.
We set forth below a summary of certain provisions that possibly could impede or delay an acquisition of control of Altisource that our Board of Directors does not approve or otherwise support. We intend this summary to be an overview only and qualify it in its entirety by reference to the documents evidencing such provisions the forms of which we include as exhibits to the registration statement on Form 10, as well as the applicable provisions of Luxembourg law.
Number of Directors; Removal; Filling Vacancies
Our Articles provide that the number of directors on our Board of Directors shall not be less than three (whenever there is more than one shareholder), which is the legal minimum nor more than seven. Each member of the Board of Directors may be elected for a maximum (renewable) term of six years. Our Articles further provide that directors may be elected at a general meeting of shareholders by simple majority of the votes cast (excluding any abstentions, empty or invalid votes) by the shareholders present in person or represented by proxy at the meeting. A vacancy or a newly created directorship as proposed by the Board of Directors may be filled by the Board of Directors on a provisional basis pending approval by shareholders at a shareholders’ meeting. Directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of Luxembourg law and our Articles or if the holders or proxies of all shares are present.
No Shareholder Action by Written Consent; Special Meetings
Altisource’s Articles provide that shareholders may take action at an annual or special shareholders’ meeting. Special meetings of shareholders may be called only if (1) Altisource’s Board of Directors or its auditors deem it necessary; or (2) if shareholders holding together 10% or more of our share capital request it. Altisource’s Articles do not allow for shareholder action by written consent in lieu of a meeting.
Amendment of the Articles
Any proposal to amend, alter, change or repeal any provision of Altisource’s Articles requires the affirmative vote (excluding any abstentions, empty or invalid votes) at the extra-ordinary shareholders’ meeting of the holders to be held before a Luxembourg civil law notary of at least two-thirds of the votes present and/or represented and a quorum of at least 50% of the share capital presented and/or represented.
Supermajority Vote for Certain Actions
Our Articles and Luxembourg company law provide that certain Altisource actions require the affirmative vote of shareholders holding at least 2/3 of the votes present/represented and majority quorum of at least 50% of the share capital represented at the shareholders’ meeting. Such actions include: any change to Altisource’s Articles; any changes to the corporate purpose; any changes to the rights attached to shares; any increase in the share capital; the issuing of a new class of shares; and any merger, demerger or liquidation.
Indemnification of Directors and Officers
The following summary of material terms is qualified in its entirety by reference to the complete text of the statutes referred to below and our Articles.
Altisource shall indemnify its directors and officers unless the liability results from their gross negligence or willful misconduct. Altisource’s Articles make indemnification of directors and officers and advancement of expenses (except in cases where Altisource is proceeding against an officer or director) to defend claims against directors and officers mandatory on the part of Altisource to the fullest extent allowed by law. Under Altisource’s Articles, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed willful misconduct or a grossly negligent breach of his or her statutory duties as a director or officer. Luxembourg law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Altisource may obtain such insurance from one or more insurers.
Altisource also may enter into indemnification agreements with each of its directors and executive officers to provide for indemnification and expense advancement (except in cases where Altisource is proceeding against an officer or director) and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. We expect any such agreement to provide that Altisource will indemnify each director and executive officer against claims arising out of such director or executive officer’s service to Altisource except (i) for any claim as to which the director or executive officer is adjudged in a final and non-appealable judgment to have committed willful misconduct or a grossly negligent breach of his duties or (ii) in the case of fraud or dishonesty by the director or executive officer. We also expect any such agreement to provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification.
Altisource’s Board of Directors (if a majority of the Board is disinterested in the claim under which the officer or director is seeking indemnification) or an independent counsel will determine whether an indemnification payment or expense advance should be made in any particular instance and the executive officer or director seeking indemnification may challenge such determination. Indemnification and advancement of expenses generally will not be made in connection with proceedings brought by the indemnitee against Altisource.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Guggenheim Securities, under which we may issue and sell shares of common stock having an aggregate offering price of up to $25,000,000 from time to time through Guggenheim Securities as our sales agent. Sales of shares of common stock, if any, under this prospectus supplement will be by any method that is deemed to be an “at-the-market offering,” as defined in Rule 415 under the Securities Act.
Guggenheim Securities will offer shares of our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Guggenheim Securities. Subject to the terms and conditions of the Sales Agreement, Guggenheim Securities will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all the shares of common stock requested to be sold by us. We may instruct Guggenheim Securities not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Guggenheim Securities or we may suspend the offering of shares of our common stock being made through Guggenheim Securities under the Sales Agreement upon proper notice to the other party. Guggenheim Securities and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Guggenheim Securities as sales agent will be an amount equal to up to 3% of the gross sales price of any shares sold through it pursuant to the Sales Agreement. We have agreed to reimburse outside legal counsel for Guggenheim Securities associated expenses for filings with the FINRA Corporate Finance Department in an amount not to exceed $15,000 (excluding the FINRA filing fees). We have also agreed to reimburse fees and disbursements of Guggenheim Securities’ outside legal counsel in an amount not to exceed $75,000 arising out of the establishment of this “at-the-market offering” program, including the preparation and execution of the Sales Agreement, and in an amount not to exceed $15,000 in connection with each quarterly take-down. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Guggenheim Securities under the Sales Agreement, will be approximately $255,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of common stock.
Guggenheim Securities will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market on each day in which shares of common stock are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares of common stock sold and the net proceeds to us.
Settlement for sales of shares of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report, through Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, at least quarterly the number of shares of common stock sold through Guggenheim Securities under the Sales Agreement and the net proceeds to us in connection with the sales of shares of common stock during the relevant period.
In connection with the sales of shares of common stock on our behalf, Guggenheim Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Guggenheim Securities will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Guggenheim Securities against certain liabilities, including liabilities under the Securities Act. As sales agent, Guggenheim Securities will not engage in any transactions that stabilize our common stock.
Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “ASPS.” American Stock Transfer & Trust Company serves as the transfer agent and registrar for our common stock.

Guggenheim Securities and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS
The validity of our common stock offered hereby and certain other matters of Luxembourg law will be passed upon for us by NautaDutilh Avocats Luxembourg S.à r.l. and certain matters of U.S. federal law will be passed upon for us by Paul Hastings LLP, London, United Kingdom. Guggenheim Securities, LLC is being represented in connection with this offering by White & Case LLP, with respect to U.S. federal law.

EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 and 2020, and the Current Report on Form 8-K filed on December 12, 2022, have been so incorporated in reliance on the report of Mayer Hoffman McCann, P.C, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $25,000,000
Altisource Portfolio Solutions S.A.
Common Stock

Prospectus Supplement

Guggenheim Securities
     , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Altisource Portfolio Solutions S.A (the “Registrant”). All of such fees and expenses, except for the SEC registration fee and the FINRA filing fee, are estimated:
SEC registration fee	11,020
FINRA filing fee	15,500
Legal fees and expenses	(1)
Printing fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent fees and expenses	(1)
Warrant agent fees and expenses	(1)
Trustee fees and expenses	(1)
Miscellaneous fees and expenses	(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Officers and Directors.
Pursuant to Luxembourg law on agency, agents are entitled to be reimbursed any advances or expenses made or incurred in the course of their duties, except in cases of fault or negligence on their part. Luxembourg law on agency is applicable to the mandate of directors and agents of the Company.
The Registrant’s Articles provide that our directors may not be held personally liable by reason of their mandate for any commitment validly made in the Registrant’s name, provided those commitments comply with our Articles and Luxembourg law.
The Registrant shall indemnify its directors and officers unless the liability results from their gross negligence or willful misconduct. The Registrant’s Articles make indemnification of directors and officers and advancement of expenses (except in cases where the Registrant is proceeding against an officer or director) to defend claims against directors and officers mandatory on our part to the fullest extent allowed by law. Under the Registrant’s Articles, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed willful misconduct or a grossly negligent breach of his or her statutory duties as a director or officer. Luxembourg law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. The Registrant may obtain such insurance from one or more insurers.
The Registrant also may enter into indemnification agreements with each of its directors and executive officers to provide for indemnification and expense advancement (except in cases where it is proceeding against an officer or director) and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The Registrant expects any such agreement to provide that it will indemnify each director and executive officer against claims arising out of such director or officer’s service to the Registrant except (i) for any claim as to which the director or officer is adjudged in a final and non-appealable judgment to have committed willful misconduct or a grossly negligent breach of his duties or (ii) in the case of fraud or dishonesty by the director or officer. The Registrant also expects any such agreement to provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification.
The Registrant’s Board of Directors (if a majority of the Board is disinterested in the claim under which the officer or director is seeking indemnification) or an independent counsel will determine whether an indemnification payment or expense advance should be made in any particular instance and the executive officer or director seeking indemnification may challenge such determination. Indemnification and advancement of expenses generally will not be made in connection with proceedings brought by the indemnitee against the Registrant.
See also the undertakings set out in response to Item 17 herein.
Item 16.   Exhibits.
Exhibit Number	Description of Document
1.1*	Sales Agreement, dated as of December 12, 2022, by and between Altisource Portfolio Solutions S.A, and Guggenheim Securities, LLC.
2.1	Form of Separation Agreement between Altisource Portfolio Solutions S.A. and Ocwen Financial
Corporation (incorporated by reference to Exhibit 2.1 of the Registrant’s
Form 10-12B/A — Amendment No. 1 to Form 10 as filed with the Commission on June 29, 2009)
2.2	Separation Agreement, dated as of December 21, 2012, between Altisource Residential Corporation and Altisource Portfolio Solutions S.A. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on December 28, 2012)
2.3	Separation Agreement, dated as of December 21, 2012, between Altisource Asset Management Corporation and Altisource Portfolio Solutions S.A. (incorporated by reference to Exhibit 2.2 to the Company’s Form 8-K filed on December 28, 2012)
2.4	Purchase and Sale Agreement, dated as of March 29, 2013, by and among Altisource Portfolio Solutions, Inc., Altisource Solutions S.à r.l., Ocwen Financial Corporation, Homeward Residential, Inc. and Power Valuation Services, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on April 4, 2013)
2.5	Purchase and Sale Agreement, dated as of August 19, 2013, by and among Altisource Portfolio Solutions S.A., Altisource Solutions S.à r.l. and the Equity Interestholders of Equator, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on August 21, 2013)
2.6	Stock Purchase Agreement dated as of October 6, 2021 by and among Genesys Cloud Services, Inc., Altisource S.à r.l., Pointillist, Inc,. and other holders of the outstanding capital stock of Pointillist, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on October 7, 2021)
3.1	Amended and Restated Articles of Incorporation of Altisource Portfolio Solutions S.A. (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on August 9, 2017)
4.1*	Form of Common Stock Certificate
4.2†	Form of Warrant
4.3†	Form of Common Stock Warrant Agreement
5.1*	Opinion of NautaDutilh Avocats Luxembourg S.à r.l.
23.1*	Consent of Mayer Hoffman McCann, P.C., Independent Registered Public Accounting Firm
23.3*	Consent of NautaDutilh Avocats Luxembourg S.à r.l. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this registration statement)
107*	Filing Fee Table

†
To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

*
Filed herewith.

#
To be filed separately under the electronic form type 305B2, if applicable.

Item 17.   Undertakings.
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:
Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That, for purposes of determining any liability under the Securities Act of 1933:

(i)
the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this registration statement as of the time it was declared effective; and

(ii)
each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Luxembourg City, Luxembourg, on December 12, 2022.
Altisource Portfolio Solutions S.A.
By:
/s/ William B. Shepro

William B. Shepro
Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of Joseph L. Morettini, Roland Müller-Ineichen, John G. Aldridge Jr. and Mary C. Hickok constitutes and appoints William B. Shepro and Michelle D. Esterman, and each of them, and that William B. Shepro constitutes and appoints Michelle D. Esterman, and that Michelle D. Esterman constitutes and appoints William B. Shepro, as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ William B. Shepro William B. Shepro	Chairman and Chief Executive Officer(Principal Executive Officer)	December 12, 2022
/s/ Michelle D. Esterman Michelle D. Esterman	Chief Financial Officer(Principal Financial and Accounting Officer)	December 12, 2022
/s/ Joseph L. Morettini Joseph L. Morettini	Director	December 12, 2022
/s/ Roland Müller-Ineichen Roland Müller-Ineichen	Director	December 12, 2022
/s/ Mary C. Hickok Mary C. Hickok	Director	December 12, 2022
/s/ John G.Aldridge, Jr. John G.Aldridge, Jr.	Director	December 12, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act of 1933, the undersigned, a duly authorized representative of Altisource Portfolio Solutions S.A. in the United States, has signed the registration statement on December 12, 2022.
By:
/s/ Michelle Esterman

Name: Michelle Esterman
Title: Director, Altisource Solutions, Inc.